UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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COVANTA HOLDING CORPORATION

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COVANTA HOLDING CORPORATION
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 6, 2010
PROXY STATEMENT
BOARD STRUCTURE AND COMPOSITION
PROPOSAL NO. 1
ELECTION OF DIRECTORS
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITOR FEES
PROPOSALS BY STOCKHOLDERS
INCORPORATION BY REFERENCE
ANNUAL REPORT

COVANTA HOLDING CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 6, 2010

To our Stockholders:

We are notifying you that our 2010 Annual Meeting of Stockholders will be held on May 6, 2010, at Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004, at 11:00 a.m. local time. At the meeting we will ask you to:

1. elect ten directors to our Board of Directors, each for a term of one year;

2. ratify the appointment of Ernst & Young LLP, the independent registered public accountants, as our independent auditors for the 2010 fiscal year;

3. consider a stockholder proposal; and

4. consider such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Board of Directors has fixed the close of business on March 12, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. A complete list of these stockholders will be available at our principal executive offices prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please follow the instructions on the proxy card for voting over the Internet or by telephone or properly execute, date and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the institution that is the record holder and bring the proxy to the Annual Meeting.

By Order of the Board of Directors

Covanta Holding Corporation

Timothy J. Simpson
Secretary

Fairfield, New Jersey
April 1, 2010

COVANTA HOLDING CORPORATION
40 Lane Road
Fairfield, New Jersey 07004

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Covanta Holding Corporation for use at the Covanta Holding Corporation 2010 Annual Meeting of Stockholders to be held on May 6, 2010, at 11:00 a.m. local time, or any adjournment or postponement of the Annual Meeting, for the purposes described in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. This proxy statement and accompanying proxy card were mailed on or about April 1, 2010 to all stockholders entitled to vote at the Annual Meeting. Throughout this proxy statement when the terms “Covanta,” the “Company,” “we,” “our,” “ours” or “us” are used, they refer to Covanta Holding Corporation and we sometimes refer to our Board of Directors as the “Board.” Our subsidiary Covanta Energy Corporation is often referred to in this proxy statement as “Covanta Energy.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2010

The Covanta Holding Corporation Proxy Statement and 2009 Annual Report to
Stockholders are available at www.covantaholding.com/annualmeeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, including:

•	the election of ten directors to our Board of Directors, each for a term of one year (see page 12);

•	ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010 (see page 15); and

•	voting on a stockholder proposal to amend the Equity Award Plan for Employees and Officers to provide that no future equity grants can be given to executive officers unless the Company’s common stock on the date immediately preceding the grant is at an all-time high and a dividend has been paid each quarter for the last three years (see page 16).

In addition, management will report on our performance and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the record date, March 12, 2010, are entitled to vote their shares at the Annual Meeting. On that date there were 154,973,392 shares of our common stock outstanding and entitled to vote.

How many votes do I have?

You will have one vote for each outstanding share of our common stock that you owned on March 12, 2010 (the record date), as each outstanding share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting, including shares represented by proxies that reflect abstentions, constitutes a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for the purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that record holder does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner. If there is not a quorum at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until there is a quorum. The Annual Meeting may be reconvened without additional notice to the stockholders, other than an announcement at the prior adjournment of the Annual Meeting, within 30 days after the record date, and a quorum must be present at such reconvened meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record” or “record owner.” As a record owner, the Notice of Annual Meeting, Proxy Statement and 2009 Annual Report including our 2009 Annual Report on Form 10-K and proxy card, have been sent directly to you. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. As a beneficial owner the Notice of Annual Meeting, Proxy Statement and 2009 Annual Report including our 2009 Annual Report on Form 10-K and proxy card, have been sent to the holder of record of your shares. If you wish to attend the Annual Meeting and vote shares of our common stock held through a broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.

How do I vote my shares at the Annual Meeting?

You may vote either in person at the Annual Meeting or by proxy. If you vote by proxy, you may still attend the Annual Meeting in person.

If you wish to vote in person at the Annual Meeting, please attend the meeting and you will be instructed there as to the balloting procedures. Please bring personal photo identification with you to the meeting. If you are a beneficial owner of shares, you must obtain a proxy form from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting in person.

If you wish to vote by proxy, you may vote over the Internet or by telephone by following the instructions included on your proxy card. Alternatively, you may properly execute, date and return the enclosed proxy to us by mail in the enclosed return envelope (which is postage pre-paid if mailed in the United States). The Internet and telephone voting facilities will close at 11:59 p.m. Eastern time on May 5, 2010. If you do this, your shares of common stock represented by the proxy will be voted by the proxy holders in accordance with your instructions. Anthony J. Orlando and Timothy J. Simpson are the proxy holders. If you are a beneficial owner of shares, you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.

If you do not intend to vote in person at the Annual Meeting, please remember to submit your proxy to us prior to the Annual Meeting to ensure that your vote is counted.

Can I revoke my proxy or change my vote after I have voted?

Even after you have submitted your proxy, you may revoke your proxy or change your vote. If you are the record owner of shares, you can revoke your proxy by doing one of the following before your proxy is exercised at the Annual Meeting:

(1) deliver a written notice of revocation to our Secretary at Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004; or

(2) submit a properly executed proxy bearing a later date; or

(3) attend the Annual Meeting and cast your vote in person.

To revoke a proxy previously submitted over the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

If you are the beneficial owner of shares and have submitted your proxy to the institution that holds your shares, you will need to contact that institution and follow its instructions for revoking a proxy.

Attendance at the Annual Meeting will not cause your previously submitted proxy to be revoked unless you cast a vote at the Annual Meeting.

What if I do not vote for some of the matters listed on the proxy?

If you properly execute, date and return a proxy to us without indicating your vote, in accordance with the Board’s recommendation, your shares will be voted by the proxy holders as follows:

•	“FOR” election of the ten nominees for director;

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010; and

•	“AGAINST” the stockholder proposal to amend the Equity Award Plan for Employees and Officers to provide that no future equity grants can be given to executive officers unless the Company’s common stock on the date immediately preceding the grant is at an all-time high and a dividend has been paid each quarter for the last three years.

In addition, if other matters are properly presented for voting at the Annual Meeting, or at any adjournment or postponement thereof, your proxy grants Messrs. Orlando and Simpson the discretion to vote your shares on such matters. The Board does not expect any additional matters to be presented for a vote at the Annual Meeting. If, for any unforeseen reason, any of the director nominees described in this proxy statement are not available as a candidate for director, then Messrs. Orlando and Simpson will vote the stockholder proxies for such other candidate or candidates as the Board may nominate.

How many votes are required to elect directors and to adopt the other proposals?

In the election for directors, the ten nominees receiving the highest number of “FOR” votes cast in person or by proxy will be elected. A “WITHHOLD” vote for a nominee is the equivalent of abstaining. Abstentions and broker non-votes are not counted as votes cast for the purposes of, and therefore will have no impact as to, the election of directors. Although the director nominees with the highest number of “FOR” votes cast will be elected at the Annual Meeting, our Corporate Governance Guidelines contain a majority voting policy which requires any nominee for director in an uncontested election to tender his or her resignation to the Board if that nominee receives a greater number of “WITHHOLD” votes than “FOR” votes in any election. The Board’s Nominating and Governance Committee will consider the resignation offer and recommend to the Board the action to be taken with respect to the tendered resignation. The Board will act upon the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. A complete copy of our Corporate Governance Guidelines is posted on our website at www.covantaholding.com.

All proposals, other than the election of directors, require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. An abstention as to any matter, when passage requires the vote of a majority of the votes entitled to be cast at the Annual Meeting, will have the effect of a vote “AGAINST.” Broker non-votes will not be considered, and will not be counted for any purpose in determining whether a matter has been approved.

Brokers, banks or other nominees have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the ratification of the appointment of Ernst & Young LLP as our independent auditors addressed by Proposal 2 in this proxy statement; therefore, your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. On non-routine matters, such as Proposals 1 and 3, nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions, resulting in a broker non-vote for those shares.

Representatives of American Stock Transfer & Trust Company, our transfer agent, will tabulate the votes and act as the inspector of election at the Annual Meeting.

Can my shares be voted if I do not return my proxy and do not attend the Annual Meeting?

If you do not vote your shares and you are the beneficial owner of the shares, your broker can vote your shares on matters that the New York Stock Exchange has ruled are routine.

If you do not vote your shares and you are the record owner of the shares, your shares will not be voted.

Who pays the cost of solicitation of proxies for the Annual Meeting?

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, we have engaged Okapi Partners to assist in soliciting proxies on our behalf. Okapi Partners may solicit proxies personally, electronically or by telephone. We have agreed to pay Okapi Partners $7,500, plus variable fees based upon stockholders contacted and votes received in connection with such services, and to reimburse Okapi Partners for its reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation for such proxy solicitation activity. Brokers and other nominees who held our common stock on the record date will be asked to contact the beneficial owners of the shares that they hold to send proxy materials to and obtain proxies from such beneficial owners.

Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to our stockholders.

BOARD STRUCTURE AND COMPOSITION

The Board is currently comprised of twelve directors. During 2009, the Board held 6 meetings and took action by unanimous written consent one time. Each director attended at least 75% of all meetings of the Board and those Board committees on which he or she served during 2009. We expect our Board members to attend the annual meetings of our stockholders. In May 2009, all of the directors attended our Annual Meeting of Stockholders. The Board has adopted Corporate Governance Guidelines which, among other matters, describe the responsibilities and certain qualifications of our directors. Our Corporate Governance Guidelines are posted on our website at www.covantaholding.com. A copy also may be obtained by writing to our Vice President of Investor Relations at our principal executive offices.

Our Corporate Governance Guidelines include a Majority Voting Policy, which was adopted by the Board in February 2007 and provides that in an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Board for consideration in accordance with the procedures described in the Majority Voting Policy attached to our Corporate Governance Guidelines.

The Corporate Governance Guidelines also require that a majority of the Board qualify as independent within the meaning of the independence standards of the New York Stock Exchange. The applicable standards for independence to the Board are attached to our Corporate Governance Guidelines, referred to as the “Independence Standards.” These Independence Standards contain categorical standards that are currently used to provide assistance in the review by the Board of all facts and circumstances in making determinations of director independence required by New York Stock Exchange listing standards.

During the Board’s annual review of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, their organizational affiliations or any member of their immediate family, on the one hand, and us and our executive management, on the other hand. As provided in the Independence Standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors nominated for re-election are independent of us and our management under the standards set forth in the Independence Standards:

David M. Barse, Ronald J. Broglio, Peter C. B. Bynoe, Linda J. Fisher, Joseph M. Holsten, William C. Pate, Robert S. Silberman and Jean Smith, and that none of these directors had relationships with us except those that the Board has determined to be immaterial as set forth in the Independence Standards. In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between us and our subsidiaries and companies at which one or more of our directors or nominees are or have been officers. In each case, the amounts paid to these other companies in each of the last three years did not exceed the applicable thresholds set forth in the Independence Standards or the nature of the relationships with these other companies did not otherwise affect the independent judgment of any of such directors. The Board also considered charitable contributions to not-for-profit organizations of which directors or nominees or their immediate family members are affiliated, none of which exceeded the applicable thresholds set forth in the Independence Standards.

Mr. Zell and Mr. Pate are executive officers of Equity Group Investments, L.L.C., referred to as “EGI.” EGI is affiliated with SZ Investments L.L.C., referred to as “SZ Investments,” a holder of approximately 9.6% of our common stock as of March 20, 2010, as described under “Equity Ownership of Certain Beneficial Owners.” The Board reviewed the independence of Mr. Pate. In particular, the Board noted the absence of any payments made to EGI and SZ Investments within the past three years, and also the subjective nature of Mr. Pate’s relationship with us, as our former non-executive Chairman of the Board. The Board determined that these relationships do not interfere with Mr. Pate’s exercise of independent judgment as a director. Therefore, the Board concluded that Mr. Pate qualifies as an independent director under applicable Securities and Exchange Commission (referred to in this proxy statement as the “SEC”) rules and regulations and New York Stock Exchange listing standards.

Mr. Barse is the President and Chief Executive Officer of Third Avenue Management LLC, referred to as “Third Avenue,” a holder of approximately 6.0% of our common stock as of March 20, 2010, as described under “Equity Ownership of Certain Beneficial Owners.” The Board noted that although Mr. Barse was our President and Chief Operating Officer from July 1996 until July 2002, such prior service as our executive officer occurred more than three years ago and does not interfere with his exercise of independent judgment as a director. Further, the Board noted the absence of any amounts paid to Third Avenue and its affiliates within the past three years. Therefore, the Board concluded that Mr. Barse qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.

Committees of the Board

Audit Committee.  The current members of the Audit Committee are Mr. Pate (Chair), Mr. Holsten, Mr. Huber and Ms. Smith, with Mr. Holsten joining the Audit Committee on September 24, 2009. Each of the members of the Audit Committee is an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards. The Board has determined that each of the members of the Audit Committee qualifies as an audit committee “financial expert” under applicable SEC rules and regulations. Our Board has determined that Mr. Pate is a financial expert in part due to his “other relevant experience,” which includes Mr. Pate’s extensive investment banking experience involving the critical evaluation of financial statements as (a) a director of several public companies, (b) our former non-executive Chairman of the Board and (c) an investment manager of private capital. In this latter role, our Board has determined that he had oversight of the preparation, auditing or evaluation of financial statements in conjunction with numerous acquisitions in a variety of industries and in conjunction with raising public fixed income and equity capital for associated corporations.

The Audit Committee operates under a written charter, a copy of which is available on our website at www.covantaholding.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the functions of the Audit Committee include assisting the Board in its oversight of the quality and integrity of our financial statements and accounting processes, compliance with legal and regulatory requirements, assessing and reviewing the qualifications, independence and performance of our independent auditors and overseeing our internal audit function. The Audit Committee has the sole authority to select, evaluate, appoint or replace the independent auditors and has the sole authority to approve all audit engagement fees and terms. The Audit Committee must pre-approve all permitted non-auditing services to be provided by the independent auditors; discuss with management and the independent auditors our financial statements and any disclosures and SEC filings relating thereto; recommend for stockholder approval the ratification of the independent auditors for us; review the integrity of our financial reporting process; establish policies for hiring of employees or former employees of the auditors; and investigate any matters pertaining to the integrity of management. The Audit Committee held five meetings during 2009.

Compensation Committee.  The current members of the Compensation Committee are Messrs. Silberman (Chair), Barse and Bynoe. Each of the members of the Compensation Committee qualifies as an independent director under applicable New York Stock Exchange listing standards and is considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this proxy statement. Messrs. Silberman and Bynoe are “outside directors” under section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Tax Code” in this proxy statement. Because Mr. Barse was previously an executive officer of ours, he does not qualify as an “outside director” solely for purposes of section 162(m) of the Tax Code. Consequently, Mr. Barse recuses himself from voting in connection with any compensation matters in which section 162(m) of the Tax Code issues may arise, whether made by the Compensation Committee or the full Board. However, our Board has determined that Mr. Barse’s prior relationship does not interfere with his exercise of independent judgment as a director and noted that he qualifies as an independent director under applicable New York Stock Exchange listing standards.

The Compensation Committee operates under a written charter that was amended and restated by our Board as of December 2006, a copy of which is available on our website at www.covantaholding.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Compensation Committee among other things, has the following authority:

(1) to review and approve the Company’s goals relating to the chief executive officer’s compensation, evaluate the chief executive officer’s performance under those goals and set the chief executive officer’s compensation;

(2) to evaluate, review and approve the compensation structure and process for our other officers and the officers of our subsidiaries;

(3) to evaluate, review and recommend to our Board of Directors any changes to, or additional, stock-based and other incentive compensation plans;

(4) to engage independent advisors to assist the members of the Compensation Committee in carrying out their duties; and

(5) to recommend inclusion of the Compensation Discussion and Analysis in this proxy statement and our Annual Report on Form 10-K.

The Compensation Committee held four meetings during 2009 and took three actions by unanimous written consent.

Nominating and Governance Committee.  The current members of the Nominating and Governance Committee are Mr. Bynoe (Chair), Mr. Broglio, Ms. Fisher and Ms. Smith. Each of the members of the Nominating and Governance Committee qualifies as an independent director under applicable New York Stock Exchange listing standards.

The Nominating and Governance Committee operates under a written charter that was amended and restated by the Board as of December 2006, a copy of which is available on our website at www.covantaholding.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Nominating and Governance Committee is responsible for assisting the Board in identifying qualified candidates to serve on the Board, recommending director nominees for the Annual Meeting of Stockholders, identifying individuals to fill vacancies on the Board, recommending Corporate Governance Guidelines to the Board, leading the Board in its annual self evaluations and recommending nominees to serve on each committee of the Board. The Nominating and Governance Committee, among other things, has the authority to evaluate candidates for the position of director, retain and terminate any search firm used to identify director candidates and review and reassess the adequacy of our corporate governance procedures.

In identifying candidates for positions on the Board, the Nominating and Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. In 2009, we did not use any search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

The Nominating and Governance Committee does not set specific minimum qualifications for director positions. Instead, the Nominating and Governance Committee believes that nominations for election or re-election to the Board should be based on a particular candidate’s merits and our needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the Nominating and Governance Committee considers an individual’s skills, diversity, independence from us, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. The Nominating and Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and us are identified and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee are then recommended to the full Board. After the Board approves a candidate, the Chair of the Nominating and Governance Committee extends an invitation to the candidate to join the Board.

The Nominating and Governance Committee will consider candidates recommended by stockholders if such recommendations are accompanied by relevant biographical information and are submitted in accordance with our organizational documents, New York Stock Exchange requirements and SEC rules and regulations, each as in effect from time to time. Candidates recommended by stockholders will be evaluated in the same manner as other candidates. Under our Amended and Restated By-Laws, any holder of 20% or more of our outstanding voting securities has the right, but not the obligation, to nominate one qualified candidate for election as a director. Provided that such stockholder adequately notifies us of a nominee within the time periods set forth in our applicable proxy statement, that individual will be included in our proxy statement as a nominee.

The Nominating and Governance Committee held four meetings during 2009 and took one action by unanimous written consent.

Finance Committee.  The current members of the Finance Committee are Messrs. Barse (Chair), Orlando, Pate and Silberman.

The Finance Committee operates under a written charter that was amended and restated by the Board as of September 2007, a copy of which is available on our website at www.covantaholding.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Finance Committee is responsible for assisting the Board in its oversight of our consideration of new financial commitments, acquisitions, investments, and other transactions that are either material to our financial condition or prospects, or are otherwise not contemplated by our annual budget or business or financial plan. The Finance Committee is also responsible for establishing policies with respect to the issuance of dividends on our common stock, establishing guidelines for approvals for proposed transactions and spending authorization by our senior executives.

The Finance Committee held eleven meetings during 2009.

Public Policy Committee.  The current members of the Public Policy Committee are Ms. Fisher (Chair) and Messrs. Huber, Orlando and Yeutter. The Public Policy Committee operates under a written charter dated October 2005, a copy of which is available on our website at www.covantaholding.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Public Policy Committee is responsible for assisting the Board in its oversight responsibilities for matters relating to public policy. The Public Policy Committee’s responsibilities include oversight of legislative and regulatory developments affecting our business, employee safety programs and procedures, community relations programs, political and charitable contributions by us, and other matters of public policy affecting our Americas and International business.

The Public Policy Committee held four meetings during 2009.

Technology Committee.  The current members of the Technology Committee are Messrs. Broglio (Chair), Holsten, Orlando and Pate, with Mr. Holsten joining the committee on September 24, 2009. The Technology Committee operates under a written charter dated June 2008, a copy of which is available on our website at

www.covantaholding.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the primary purpose of the Technology Committee is to assist the Board in fulfilling its oversight responsibilities for matters relating to technology and technology development as it relates to the Company’s renewable energy and waste and energy services businesses. The Technology Committee’s responsibilities include the development and implementation of major strategies relating to the Company’s approach to technical and commercial innovation and the process of innovation and technology acquisition to assure ongoing business growth; the evaluation of the implications of new technologies on the Company’s competitive position in the renewable energy and waste industries, both in the Americas and internationally; the research, development and implementation of new technologies in the renewable energy and waste industries; the research, development and implementation of improvements to the Company’s existing technologies; and all matters related to the protection of intellectual property, including patents, trademarks and copyrights, involving existing or new technologies of the Company and its businesses.

The Technology Committee held two meetings during 2009.

Board Oversight of Risk Management

The Board of Directors and the Committees of the Board play a significant role in the oversight of Company-wide risk management. As part of the Company’s enterprise risk management protocol, senior management discusses and identifies major areas of risk on an ongoing basis. Management annually reviews with the Board risks to the enterprise and the Company’s efforts to address them. In addition, presentations are made in the ordinary course at scheduled Board meetings regarding market trends, competition and the various other risks that face the Company. On an ongoing basis, the various committees of the Board address risk in the areas germane to their scope. For example:

•	The Nominating and Governance Committee evaluates Board effectiveness, succession planning and general corporate best practices;

•	The Public Policy Committee oversees policy and regulatory risk, as well as risks in the areas of safety and environmental compliance, through an ongoing dialog with management regarding developments on these topics and by monitoring the Company’s progress and maintenance of the Clean World Initiative;

•	Operational risk management is overseen by the Compensation Committee with respect to attracting, retaining and motivating talented employees and by tying compensation awards to actual performance;

•	The Technology Committee also plays a role in operational risk management, and oversees risk associated with managing existing technology and developing new technology to enhance and protect the Company’s competitive advantage;

•	The Finance and Audit Committees play key roles in the oversight of financial and market risk, currency risk, liquidity and tax risk; and

•	Overall ethics, policy and compliance risk is also overseen by the Audit Committee.

Separation of the Roles of Chairman and Chief Executive Officer

For the last six years, the Company has maintained a separation of the roles of Chairman and Chief Executive Officer. The Chairman has held the role of overseeing the Board and working with and providing guidance to the Chief Executive Officer on the Company’s overall strategic objectives and risk management. In addition to being the primary liaison with the Chairman and the Board, the Chief Executive Officer’s role is to directly oversee the day-to-day operations of the Company, lead and manage the senior management of the Company and implement the strategic plans, risk management and policies of the Company. The Chairman and Chief Executive Officer work closely together to ensure that critical information flows to the full Board, that discussions and debate of key business issues are fostered and afforded adequate time and consideration, that consensus on important matters is reached and decisions, delegation of authority and actions are taken in such a manner as to enhance the Company’s businesses and functions. While the Board of Directors believes that the separation of these two roles currently best serves the Company and its stockholders, it recognizes that combining these roles may be appropriate in the future if circumstances change.

Executive Sessions of Non-Management Directors and Independent Directors

The non-management directors of the Board meet regularly in executive sessions without our management present. The independent directors also meet on occasion or as necessary in executive session. The Chairs of each of the committees together select a director to serve as the Chair of each executive session of independent directors. Stockholders wishing to communicate with the independent directors may contact them by writing to: Independent Directors, c/o Corporate Secretary, Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication in the same manner as described below in “Communications with the Board.”

Communications with the Board

Stockholders and other interested parties can send communications to one or more members of the Board by writing to the Board or to specific directors or group of directors at the following address: Covanta Holding Corporation Board of Directors, c/o Corporate Secretary, Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board.

Compensation of the Board

On an annual basis, at the Annual Meeting of Stockholders at which directors are elected, each non-employee director will be awarded 4,500 shares of restricted stock, which vest as follows: one-third vest upon the grant of the award, one-third will vest one year after the date of grant and the final one-third of the restricted stock will vest two years after the date of grant. Mr. Barse waived his right to receive equity awards for 2009 and has indicated his intention to waive his right to receive equity compensation in 2010. Non-employee directors also will receive an annual fee of $30,000. The Chairman of the Board will receive an additional annual fee of $15,000. In addition, the chairs of the Audit Committee and Compensation Committee will each receive an additional annual fee of $10,000 for such service and the chair of each of the other committees of the Board, including without limitation, the Nominating and Governance Committee, the Finance Committee, the Public Policy Committee and the Technology Committee will be entitled to receive an additional annual fee of $5,000 for such service. Non-employee directors will be entitled to receive a meeting fee of $2,000 for each Audit Committee meeting and $1,500 for each other committee meeting they attend. Directors who are appointed at a date other than the Annual Meeting will be entitled to receive a pro rata portion of the annual director compensation.

The following table sets forth the compensation paid to each of our non-employee directors for the year ended December 31, 2009 and reflects their committee chair positions during that period.

Director Compensation for 2009

	Fees Earned or	Stock	Option
	Paid in Cash	Awards(2)	Awards(3)	Total
Name(1)	($)	($)	($)	($)

David M. Barse(4)	$52,750	—	—	$52,750
Ronald J. Broglio	$44,000	$72,045	—	$116,045
Peter C.B. Bynoe	$44,000	$72,045	—	$116,045
Linda J. Fisher	$47,000	$72,045	—	$119,045
Joseph M. Holsten	$22,000	$72,045	—	$94,045
Richard L. Huber	$48,000	$72,045	—	$120,045
William C. Pate	$64,500	$72,045	—	$136,545
Robert S. Silberman	$53,750	$72,045	—	$125,795
Jean Smith	$50,500	$72,045	—	$122,545
Clayton Yeutter	$38,750	$72,045	—	$110,795
Samuel Zell	$45,000	$72,045	—	$117,045

(1)	As an employee, Mr. Orlando is not entitled to additional compensation for serving as a member of the Board or any committee of the Board. See the “Summary Compensation Table” for his compensation information.

(2)	Each non-employee director, except for Mr. Barse, who declined to receive any non-cash compensation, received an award of 4,500 shares of restricted stock on May 7, 2009 that had a grant date fair value of $16.01 per share, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation,” referred to in this proxy statement as “FASB ASC Topic 718.” The grant date fair value is computed using the closing price of shares on the grant date. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. Set forth below is the total number of shares of unvested restricted stock that each non-employee director has been granted in his or her role as a director as of December 31, 2009, as well as the shares of restricted stock which vested during 2009.

		Number of Restricted
	Number of Unvested	Stock Awards Vested
	Restricted Stock Awards	During Fiscal Year
	Held as of December 31,	Ended December 31,
Director	2009(a)(b)	2009

David M. Barse	—	—
Ronald J. Broglio	4,500	4,500
Peter C.B. Bynoe	4,500	4,500
Linda J. Fisher	4,500	4,500
Joseph M. Holsten	3,000	1,500
Richard L. Huber	4,500	4,500
William C. Pate	4,500	4,500
Robert S. Silberman	4,500	4,500
Jean Smith	4,500	4,500
Clayton Yeutter	4,500	4,500
Samuel Zell	4,500	4,500

a.	For each director except Mr. Barse and Mr. Holsten, 1,500 shares of restricted stock vest on each of May 1, 2010, May 7, 2010 and May 7, 2011. For Mr. Holsten, 1,500 shares of restricted stock vest on each of May 7, 2010 and May 7, 2011.

b.	Notwithstanding the vesting schedule attached to such restricted stock awards granted in 2009, all such restricted stock awards were considered to be vested for purposes of FASB ASC Topic 718.

(3)	No stock options were granted to non-employee directors in 2009. Set forth below is the total number of stock option awards made to each non-employee director in his or her role as a director that were outstanding as of December 31, 2009.

Number of Stock Options
Outstanding as of December 31,
Director	2009(a)

David M. Barse	—
Ronald J. Broglio	13,334
Peter C.B. Bynoe	13,334
Linda J. Fisher	—
Joseph M. Holsten	—
Richard L. Huber	40,001
William C. Pate	26,668
Robert S. Silberman	—
Jean Smith	13,334
Clayton Yeutter	26,668
Samuel Zell	13,334

a.	For each of the directors except Mr. Barse, Ms. Fisher, Mr. Holsten and Mr. Silberman, 13,334 of their options are exercisable at $12.90 per share. For Mr. Pate, 13,334 of his options are exercisable at $7.43 per share. For Mr. Huber, 26,667 of his options are exercisable at $4.26 per share. For Mr. Yeutter, 13,334 of his options are exercisable at $4.26 per share.

(4)	Mr. Barse waived his right to receive equity awards for 2009.

Director Stock Ownership Guidelines

Our Board believes that it is important for all of our directors to acquire and maintain a significant equity ownership position in our company. Accordingly, we have established stock ownership guidelines for our directors in order to specifically identify and align the interests of our directors with our stockholders. Accordingly, each director is required under our guidelines to hold at least 15,000 shares of our common stock. Directors are given five years to reach their target ownership levels and given that a majority of each director’s annual compensation is in the form of restricted stock vesting over a period of time, our guidelines provide that credit is given for unvested restricted stock holdings toward individual targets.

Policies on Business Conduct and Ethics

We have a Code of Conduct and Ethics for Senior Financial Officers and a Policy of Business Conduct. The Code of Conduct and Ethics applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller or persons performing similar functions. The Policy of Business Conduct applies to all of our, and our subsidiaries’, directors, officers and employees. Both the Code of Conduct and Ethics and the Policy of Business Conduct are available on our website at www.covantaholding.com and copies may be obtained by writing to our Vice President of Investor Relations at our principal executive offices.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently comprised of twelve directors. Mr. Huber and Mr. Yeutter are retiring from the Board, and will not stand for re-election at this year’s Annual Meeting. The Board, at the recommendation of the Nominating and Governance Committee, has nominated each of the following ten individuals to serve as a director for a term of one year:

David M. Barse
Ronald J. Broglio
Peter C.B. Bynoe
Linda J. Fisher
Joseph M. Holsten
Anthony J. Orlando
William C. Pate
Robert S. Silberman
Jean Smith
Samuel Zell

Each of the nominees currently serves as a member of the Board. If elected at this year’s Annual Meeting, each nominee will serve until the date of next year’s Annual Meeting or until his or her successor has been elected and qualified. Each nominee provides a depth of knowledge, experience and diversity of perspective to facilitate meaningful participation and, through service on the Board, satisfy the needs of the Company and its stockholders.

Each nominee has consented to serve as a member of the Board if re-elected for another term. Nevertheless, if any nominee becomes unable to stand for election (which is not anticipated by the Board), each proxy will be voted for a substitute designated by the Board or, if no substitute is designated by the Board prior to or at the Annual Meeting, the Board will act to reduce the membership of the Board to the number of individuals nominated.

There is no family relationship between any nominee and any other nominee or any executive officer of ours. The information set forth below concerning the nominees has been furnished to us by the nominees.

The Board recommends that you vote “FOR” the election of each of the above named nominees to the Board. Proxies solicited by the Board will be voted “FOR” the election of each of the nominees named above unless instructions to the contrary are given.

Our Directors

David M. Barse has served as a director since 1996 and is Chairman of the Finance Committee and a member of the Compensation Committee. Mr. Barse’s one-year term as a director will expire at the next Annual Meeting. Mr. Barse served as our President and Chief Operating Officer from July 1996 until July 24, 2002. Since February 1998, Mr. Barse has served as President and, since June 2003, Chief Executive Officer of Third Avenue, an investment adviser to mutual funds, private funds, solo-advised funds and separately managed accounts. From April 1995 until February 1998, Mr. Barse served as the Executive Vice President and Chief Operating Officer of Third Avenue Trust and its predecessor, Third Avenue Value Fund, Inc., before assuming the position of President in May 1998 and Chief Executive Officer in September 2003. In 2001, Mr. Barse became Trustee and serves as a director of both the Third Avenue Trust and Third Avenue Variable Series Trust. Since June 1995, Mr. Barse has been the President and, since July 1999, Chief Executive Officer of M.J. Whitman LLC and its predecessor, a full service broker dealer. Mr. Barse joined the predecessor of M.J. Whitman LLC and Third Avenue in December 1991 as General Counsel. Mr. Barse also presently serves as a Trustee of Brooklyn Law School and as a director of Manifold Capital Holdings, Inc. (formerly ACA Holdings, Inc.), a privately held financial insurance company. Mr. Barse’s in-depth institutional knowledge of the Company’s business, dating back more than 15 years and his prior role as President and Chief Operating Officer, his legal background and experience in investing in companies in a range of sectors, provide a direct benefit to the Board and our stockholders. Mr. Barse is 47 years old.

Ronald J. Broglio has served as a director since October 2004 and is Chairman of the Technology Committee and a member of the Nominating and Governance Committee. Mr. Broglio’s one-year term as a director will expire at the next Annual Meeting. Mr. Broglio has been the President of RJB Associates, a consulting firm specializing in energy and environmental solutions, since 1996. Mr. Broglio was Managing Director of Waste to Energy for Waste Management International Ltd. from 1991 to 1996. Prior to joining Waste Management, Mr. Broglio held a number of positions with Wheelabrator Environmental Systems Inc. from 1980 through 1990, including Managing Director, Senior Vice President — Engineering, Construction & Operations and Vice President of Engineering & Construction. Mr. Broglio served as Manager of Staff Engineering and as a staff engineer for Rust Engineering Company from 1970 through 1980. Mr. Broglio has more than 30 years of experience in the waste and energy-from-waste industries, and has an in-depth technical knowledge of combustion systems, complimentary technologies, and the engineering associated with our business. In these areas, as well as his management experience in the waste and energy-from-waste sectors both in the Americas and in Europe, he provides valuable insight to management and the Board. Mr. Broglio is 69 years old.

Peter C.B. Bynoe has served as a director since July 2004 and is Chairman of the Nominating and Governance Committee and is a member of the Compensation Committee. Mr. Bynoe’s one-year term as a director will expire at the next Annual Meeting. As of February 2009, Mr. Bynoe became Partner of Loop Capital LLC, a full-service investment banking firm based in Chicago, where he had been Managing Director since February 2008. Mr. Bynoe also currently serves as Senior Counsel to the law firm of DLA Piper US, LLP, which he joined as a partner in 1995. Mr. Bynoe has been a principal of Telemat Ltd., a consulting and project management firm, since 1982. Mr. Bynoe is a director of Frontier Communications Corporation (formerly known as Citizens Communication Corporation), a telephone, television and internet service provider and was formerly a director of Rewards Network Inc., a provider of credit card loyalty and rewards programs. The Board benefits from Mr. Bynoe’s extensive legal and financial expertise, his background in infrastructure projects, his public sector service and his extensive knowledge of public policy issues. Mr. Bynoe’s service as a board member for other public and private companies also enables him to provide valuable insight and perspective on governance matters. Mr. Bynoe is 59 years old.

Linda J. Fisher has served as a director since December 2007 and is Chair of the Public Policy Committee and a member of the Nominating and Governance Committee. Ms. Fisher’s one-year term as a director will expire at the next Annual Meeting. Ms. Fisher has been Vice President, Safety, Health and Environment and Chief Sustainability Officer at E.I. du Pont de Nemours and Company (“DuPont”) since 2004. Prior to joining DuPont, Ms. Fisher was Deputy Administrator of the United States Environmental Protection Agency. Ms. Fisher also serves as a director of the Environmental Law Institute, an independent, non-partisan environmental education and policy research center, as a trustee of The National Parks Foundation, the only national charitable partner of America’s national parks, as a director of RESOLVE, a public policy dispute resolution organization, and as a director of Resources for the Future, a nonprofit, non-partisan organization that conducts independent research on environmental, energy and natural resource issues. Ms. Fisher’s background at the United States Environmental Protection Agency and her current position as Chief Sustainability Officer, with responsibility over safety and environmental compliance at DuPont, provide to management and the Board valuable insight into the regulatory and policy developments affecting the Company’s business. In addition, Ms. Fisher provides valuable expertise and guidance on how we think about investing in sustainability, through our Clean World Initiative, to grow our business, and in expanding our emphasis on safety as a core value. Ms. Fisher’s depth of knowledge in matters relating to the environment and public policy add to the Board’s breadth and further enhance our ability to improve and build upon the Clean World Initiative. Ms. Fisher is 57 years old.

Joseph M. Holsten has served as a director since May 2009 and is a member of the Audit Committee and the Technology Committee. Mr. Holsten’s one-year term as a director will expire at the next Annual Meeting. Mr. Holsten has been Chief Executive Officer of LKQ Corporation (“LKQ”), the leading provider of recycled and aftermarket parts in the U.S., since 1998. Mr. Holsten also serves as a director of LKQ. Prior to joining LKQ, Mr. Holsten held various positions of increasing responsibility with the North American and International operations of Waste Management, Inc. for approximately 17 years. From February 1997 until July 1998, Mr. Holsten served as Executive Vice President and Chief Operating Officer of Waste Management, Inc. From July 1995 until February 1997, he served as Chief Executive Officer of Waste Management International, plc. Prior to working for Waste Management, Inc., Mr. Holsten was a staff auditor at a public accounting firm. Mr. Holsten’s experience in the waste industry, in both domestic and international markets, combined with his knowledge of commodities markets, provides the Board with valuable insight and perspective on industry specific issues. In addition, as a chief executive officer of a public company, Mr. Holsten brings valuable perspective to management on a range of issues, as well as a deep financial expertise and understanding. Mr. Holsten is 58 years old.

Anthony J. Orlando has served as our President and Chief Executive Officer since October 2004. He has served as a director since September 2005 and is a member of the Finance Committee, the Public Policy Committee and the Technology Committee. Mr. Orlando’s one-year term as a director will expire at the next Annual Meeting. Previously, Mr. Orlando had been President and Chief Executive Officer of Covanta Energy since November 2003. From March 2003 to November 2003, Mr. Orlando served as Senior Vice President, Business and Financial Management of Covanta Energy. From January 2001 until March 2003, Mr. Orlando served as Covanta Energy’s Senior Vice President, Waste-to-Energy. Mr. Orlando joined Covanta Energy in 1987. Mr. Orlando’s extensive first-hand knowledge and experience with the Company and the industry provides the Board with a greater understanding of all aspects of the Company’s business. Mr. Orlando is 50 years old.

William C. Pate has served as a director since 1999 and is Chairman of the Audit Committee and a member of the Finance Committee and the Technology Committee. Mr. Pate’s one-year term as a director will expire at the next Annual Meeting. He was our Chairman of the Board from October 2004 through September 2005. Mr. Pate is Managing Director of EGI, a privately-held investment firm. Mr. Pate has been employed by EGI or its predecessor in various capacities since 1994. Mr. Pate also serves as a director of Exterran Holdings, Inc., a natural gas compression company, and MiddleBrook Pharmaceuticals, Inc., a biopharmaceutical company, and was formerly a director of Adams Respiratory Therapeutic, Inc., a specialty pharmaceutical company. Mr. Pate’s intimate familiarity with all aspects of capital markets, financial transactions and investing in a range of business in domestic and numerous international markets, provides value and informed perspective to management and the Board. His experience as a board member of other public and private companies provides additional perspective on governance issues. Mr. Pate is 46 years old.

Robert S. Silberman has served as a director since December 2004 and is the Chairman of the Compensation Committee and a member of the Finance Committee. Mr. Silberman’s one-year term as a director will expire at the next Annual Meeting. Mr. Silberman has been Chairman of the Board of Directors of Strayer Education, Inc. since February 2003 and its Chief Executive Officer since March 2001. Strayer Education, Inc. is an education services company, whose main operating asset, Strayer University, is a leading provider of graduate and undergraduate degree programs focusing on working adults. From 1995 to 2000, Mr. Silberman held various positions, including President and Chief Operating Officer of CalEnergy Company, Inc., an independent energy producer. Mr. Silberman has also held senior positions within the public sector, including U.S. Assistant Secretary of the Army. Mr. Silberman is a member of the Council on Foreign Relations, a nonpartisan resource for information and analysis on foreign relations. Mr. Silberman was previously a director of Surgis, Inc., an ambulatory surgery center and surgical services company and New Page Holding Corporation, a paper manufacturer. Mr. Silberman’s positions as chief executive officer and board member of public companies, coupled with his background in energy, project development and the public sector, combine to provide valuable insight and perspective to both the Board and management. Mr. Silberman is 52 years old.

Jean Smith has served as a director since December 2003 and is a member of the Audit Committee and the Nominating and Governance Committee. Ms. Smith’s one-year term as a director will expire at the next Annual Meeting. Ms. Smith is a Managing Director of Gordian Group, LLC, an independently owned investment bank. From 2006 through 2008 Ms. Smith served as Managing Director of Plainfield Asset Management LLC, an investment manager for institutions and high net worth individuals. Ms. Smith previously held the position of President of Sure Fit Inc., a provider of ready-made slipcovers and related accessories, from 2004 to 2006 and was a private investor and consultant from 2001 to 2004. Ms. Smith has more than 25 years of investment and international banking experience, having previously held the position of Managing Director of Corporate Finance for U.S. Bancorp Libra and positions with Bankers Trust Company, Citicorp Investment Bank, Security Pacific Merchant Bank and UBS Securities. Ms. Smith was originally recommended to the Board in 2003 by a significant stockholder to be an independent director. Ms. Smith brings a range of extensive and diverse financial and business experience to the Board, including in the areas of capital markets, investment management, and operations and business management in both domestic and international markets. Ms. Smith is 54 years old.

Samuel Zell has served as our Chairman of the Board since September 2005, and had also previously served as a director from 1999 to 2004, as our President and Chief Executive Officer from July 2002 to April 2004 and as our Chairman of the Board from July 2002 to October 2004. Mr. Zell’s one-year term as our Chairman and as a director will expire at the next Annual Meeting. Mr. Zell has served as Chairman of EGI since 1999, and had been Chairman of its predecessor, Equity Group Investments, Inc., for more than five years. Mr. Zell has been the Chairman of Tribune Company, a media company, since December 2007 and served as its Chief Executive Officer from December 2007 until December 2009. In December 2008, the Tribune Company filed for protection under Chapter 11 of the Bankruptcy Code. Until its sale in September 2007, Mr. Zell was a trustee and Chairman of the Board of Trustees of Equity Office Properties Trust, an equity real estate investment trust, commonly known as a “REIT,” primarily focused on office buildings, since October 1996, was its Interim President from April 2002 until November 2002 and was its Interim Chief Executive Officer from April 2002 until April 2003. For more than the past five years, Mr. Zell has served as Chairman of the Board of Directors of Anixter International, Inc., a global distributor of electrical and cable systems; Chairman of the Board of Directors of Equity Lifestyle Properties, Inc. (previously known as Manufactured Home Communities, Inc.), an equity REIT primarily engaged in the ownership and operation of manufactured home resort communities; Chairman of the Board of Trustees of Equity Residential Properties Trust, an equity REIT that owns and operates multi-family residential properties; and Chairman of the Board of Directors of Capital Trust, Inc., a specialized finance company. Mr. Zell was previously Chairman of the Board of Rewards Network, Inc., a provider of credit card loyalty and rewards programs. Mr. Zell’s financial sophistication, extensive investment and management experience and dynamic business and strategic expertise significantly augments the Board in substantially every aspect of its functionality. Mr. Zell is 68 years old.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP, an independent registered accounting firm, as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2010, subject to ratification of the appointment by our stockholders. During the 2009 fiscal year, Ernst & Young LLP served as our independent auditors and also provided certain tax and audit-related services. We have been advised by Ernst & Young LLP that neither it nor any of its members has any direct or indirect financial interest in us.

Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and the Audit Committee will reconsider the appointment. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

The Audit Committee recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors unless instructions to the contrary are given.

PROPOSAL NO. 3

We received the following stockholder proposal from Eric J. Francke and Jenny S. Chiang, of 140 West End Avenue, New York, New York 10023, jointly claiming beneficial ownership of common stock with market value of at least $2,000.

RESOLVED:  That the shareholders of Covanta Holding Corporation urge the Board of Directors to take the steps necessary to amend the Equity Award Plan for Employees and Officers (the “Plan”) to provide that no future equity, performance, or other award may be granted to executive officers under the Plan unless on the date of the grant:

1. The closing price for the Company’s common stock on the date immediately preceding the grant date has surpassed its previous all time high; and

2. The common stock has paid a dividend on all quarters for the three most recent consecutive years.

This resolution should be implemented so as not to violate any outstanding award or other contractual obligation.

Supporting Statement of Eric J. Francke and Jenny S. Chiang

At the time when shareholders’ stock value has declined drastically, we think it is inconceivable that any further incentives would be considered for anyone who has managed our Company during this decline. On the date of the 2009 annual meeting, for example, share value in the Company had dropped more than 40% over the previous year, representing a total loss of shareholder value of nearly $1.8 billion.

We believe our resolution would better align top executives’ interests with the interests of shareholders, by ensuring that additional awards should not be granted unless our Company has demonstrated superior financial performance as measured by long-term shareholder value.

Board of Directors’ Statement “AGAINST” Stockholder Proposal

The Board of Directors strongly believes that adopting the policy advocated by the proponents would not be in the interests of the Company and its stockholders. The Board recommends a vote “AGAINST” the proposal for the following reasons:

•	The Board believes that equity awards are important to align the interests of management with stockholders, and that the Plan, as previously approved by the Company’s stockholders, is a key element of our overall compensation program. Its primary purpose is to attract, retain and motivate highly qualified individuals to work for the Company and to align these individuals’ interests with those of the Company, strengthening the Company’s competitive advantage. The Board believes the proposed amendment would significantly undermine the Company’s ability to create the desired alignment of interest between management and stockholders.

•	The proposed amendment to the Plan would deprive the Compensation Committee of its ability to structure compensation arrangements that provide non-cash incentives, unless our common stock price was then at an all-time high. Because it is not possible to predict when our common stock will achieve such levels, and impractical to be ready to make awards at only that moment in time, the proposed amendment would effectively and arbitrarily eliminate the Compensation Committee’s ability to use equity awards under the Plan as part of its overall compensation program.

•	The proposed amendment has a predisposed bias towards dividend payments. We have not paid any dividends; the Company’s strategy is to reinvest our available cash into the business, either to enhance existing assets or to develop or acquire new projects and technologies all with the goal of increasing stockholder value. The Board believes this strategy is sound and has no plans to alter it. Thus, the proposed amendment would effectively eliminate the Compensation Committee’s discretion to make any equity awards to executive officers for three or more years.

For these reasons, the Board recommends a vote “AGAINST” this proposal, and proxies received by the Company will be so voted unless instructions to the contrary are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of March 22, 2010 unless otherwise specified, concerning:

•	beneficial ownership of our common stock by (1) SZ Investments together with its affiliate EGI-Fund (05-07) Investors, L.L.C., referred to as “Fund 05-07,” (2) Third Avenue and (3) Blue Ridge Limited Partnership together with its affiliates, referred to as “Blue Ridge,” which are the only beneficial owners known to us of 5% or more of our common stock; and

•	beneficial ownership of our common stock by (1) all of our current directors, (2) those executive officers named in the Summary Compensation Table included in this proxy statement, referred to as the “named executive officers” in this proxy statement, and (3) all of our current directors and executive officers together as a group.

The number of shares beneficially owned by each entity, person, current director or named executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares which the individual has the right to acquire within 60 days after the date of this table, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse or dependent children within his or her household, with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all current executive officers and directors is c/o Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004.

Equity Ownership of Certain Beneficial Owners

	Number of Shares	Approximate
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

SZ Investments L.L.C.(1)	14,949,182	9.6%
Two North Riverside Plaza, Suite 600 Chicago, Illinois 60606
Third Avenue Management LLC(2)	9,261,289 (3)	6.0%
622 Third Avenue, 32nd Floor New York, New York 10017
Blue Ridge Limited Partnership(4)	8,662,117	5.6%
660 Madison Avenue, 20th Floor New York, New York 10021

(1)	Based on a Schedule 13D/A filed with the SEC on November 17, 2009, this includes the shares owned as follows: (a) 12,607,682 shares that SZ Investments beneficially owns with shared voting and dispositive power; (b) 2,341,500 shares that Fund 05-07 beneficially owns with shared voting and dispositive power; and (c) all 14,949,182 shares listed in the preceding (a) and (b) as beneficially owned by SZ Investments and Fund 05-07, respectively, are also beneficially owned with shared voting and dispositive power with Chai Trust Company, LLC, referred to as “Chai Trust.” SZ Investments is the managing member of Fund 05-07. SZ Investments and Fund 05-07 are each indirectly controlled by various trusts established for the benefit of Samuel Zell and members of his family, the trustee of each of which is Chai Trust. Mr. Zell is not a director of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

Both Mr. Zell and William C. Pate are executive officers of EGI. Mr. Zell is an executive officer of Fund 05-07 and SZ Investments. Mr. Zell was elected as our Chairman of the Board in September 2005 and he also previously served as a director from 1999 to 2004 and as our Chairman of the Board from July 2002 to October 2004, when he did not stand for re-election. In addition, Mr. Zell was our President and Chief Executive Officer from July 2002 until his resignation in April 2004. Mr. Pate served as our Chairman of the Board from October 2004 through September 2005 and has been a director since 1999. The addresses of each of Fund 05-07 and EGI are as set forth in the table above for SZ Investments.

(2)	Third Avenue, a registered investment advisor under Section 203 of the Investment Advisors Act of 1940, as amended, invests funds on a discretionary basis on behalf of investment companies registered under the

Investment Company Act of 1940, as amended, and on behalf of individually managed separate accounts. David M. Barse has served as one of our directors since 1996 and was our President and Chief Operating Officer from July 1996 until July 2002. Since February 1998, Mr. Barse has served as President, and since June 2003, Chief Executive Officer of Third Avenue.

(3)	The shares beneficially owned by Third Avenue are held by Third Avenue Value Fund Series of the Third Avenue Trust. Based on the Schedule 13G filed with the SEC on February 16, 2010, Third Avenue beneficially owns 9,261,289 shares of our common stock, with sole voting power and sole dispositive power with respect to all of those shares. The Schedule 13G also states that (a) Third Avenue Value Fund has the right to receive dividends from, and the proceeds from the sale of, 8,816,889 of the shares reported by Third Avenue, (b) Third Avenue Value Fund VC ITS has the right to receive dividends from, and proceeds from the sale of, 65,000 of the shares reported by Third Avenue and (c) Third Avenue Value Portfolio of the Third Avenue Variable Series Trust has the right to receive dividends from, and the proceeds from the sale of, 379,400 of the shares reported by Third Avenue. These shares do not include the 483,077 shares beneficially owned by Mr. Barse.

(4)	Based on a Schedule 13G/A filed with the SEC on February 16, 2010, an aggregate of 8,662,117 shares of our common stock are beneficially owned by Blue Ridge Limited Partnership and Blue Ridge Offshore Master Partnership. These shares are owned as follows: (a) 5,256,917 shares that Blue Ridge Limited Partnership, referred to as “BRLP,” owns with shared voting and dispositive power and (b) 3,405,200 shares that Blue Ridge Offshore Master Limited Partnership, referred to as “BROMLP,” owns with shared voting and dispositive power. Blue Ridge Capital Holdings LLC shares voting and dispositive power with BRLP, and Blue Ridge Capital Offshore Holdings LLC shares voting and dispositive power with BROMLP. John A. Griffin is the Managing Member of Blue Ridge Capital Holdings LLC and Blue Ridge Capital Offshore Holdings LLC, and in that capacity directs their operations.

Equity Ownership of Directors and Management

	Number of Shares		Approximate
Name	Beneficially Owned		Percent of Class

David M. Barse(1)	9,619,366	(2)	6.2%
Ronald J. Broglio(3)	17,925	(4)	*
Peter C. B. Bynoe(5)	61,018	(6)	*
Linda J. Fisher(7)	12,719		*
Joseph M. Holsten(8)	20,100		*
Richard L. Huber(9)	167,884	(10)	*
John M. Klett	202,806	(11)	*
Seth Myones	188,117	(11)	*
Anthony J. Orlando	663,357	(11)	*
William C. Pate(12)	390,045	(13)	*
Mark A. Pytosh	245,313	(11)	*
Robert S. Silberman(14)	34,985		*
Timothy J. Simpson	219,162	(11)	*
Jean Smith(15)	67,703	(16)	*
Clayton Yeutter(17)	144,016	(18)	*
Samuel Zell(19)	15,007,433	(20)	9.7%
All Executive Officers and Directors as a group (17 persons)	27,113,021	(21)	18.1%

*	Percentage of shares beneficially owned does not exceed 1% of the outstanding common stock.

(1)	Mr. Barse’s address is 622 Third Avenue, 32nd Floor, New York, New York 10017.

(2)	Includes 9,136,289 shares beneficially owned by Third Avenue, which is affiliated with Mr. Barse. Mr. Barse disclaims beneficial ownership of these shares.

(3)	Mr. Broglio’s address is 1417 High Road, Vandiver, Alabama 35176.

(4)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(5)	Mr. Bynoe’s address is 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601.

(6)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(7)	Ms. Fisher’s address is 1007 Market Street, DuPont Building, Room 6074, Wilmington, Delaware 19898.

(8)	Mr. Holsten’s address is 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602.

(9)	Mr. Huber’s address is 147 E. 48th Street, New York, New York 10043.

(10)	Includes shares underlying currently exercisable options to purchase 26,667 shares of common stock at an exercise price of $4.26 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(11)	Also includes shares underlying currently exercisable options held by Messrs. Orlando, Klett, Myones and Simpson to purchase 149,242, 61,746, 51,542 and 63,105 shares of common stock respectively, at an exercise price of $7.43 per share and 162,000, 81,000, 72,000 and 72,000 shares of common stock respectively at an exercise price of $22.02 per share. Also includes shares underlying currently exercisable options held by Mr. Orlando to purchase 40,000 shares of common stock at an exercise price of $26.26 per share and shares underlying currently exercisable options held by Mr. Pytosh to purchase 50,000 shares of common stock at an exercise price of $20.35 per share and 90,000 shares of common stock at an exercise price of $22.02 per share.

(12)	Mr. Pate’s address is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.

(13)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $7.43 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share. Includes 358,877 shares pledged as security in a margin account.

(14)	Mr. Silberman’s address is c/o Strayer Education Inc., 1100 Wilson Boulevard, Suite 2500, Arlington, Virginia 22209.

(15)	Ms. Smith’s address is 950 Third Avenue, New York, New York 10022.

(16)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(17)	Mr. Yeutter’s address is 555 Thirteenth St., N.W., Washington, D.C. 20004.

(18)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $4.26 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(19)	Mr. Zell’s address is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.

(20)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share. Mr. Zell disclaims beneficial ownership as to (a) 12,607,682 shares beneficially owned by SZ Investments, all of which shares are pledged as security to loans and (b) 2,341,500 shares beneficially owned by Fund 05-07, all of which shares are pledged as security to loans. SZ Investments and Fund 05-07 are each indirectly controlled by various trusts established for the benefit of Mr. Zell and members of his family, the trustee of each of which is Chai Trust. Mr. Zell is not a director or officer of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Also, Mr. Zell disclaims beneficial ownership as to 25,418 shares beneficially owned by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse.

(21)	Includes shares underlying currently exercisable options to purchase 1,066,308 shares of common stock that our directors and executive officers have the right to acquire within 60 days of the date of this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Executive officers, directors and greater than ten percent stockholders are required by Federal securities regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of filings with the SEC and/or written representations from certain reporting persons, we believe that all of our directors, executive officers and other Section 16 reporting persons complied during 2009 with the reporting requirements of Section 16(a).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our objective for named executive officer compensation is consistent with our objective for our business — to create long-term stockholder value. We have designed our compensation arrangements with our named executive officers to motivate and reward them for creating long-term value by effectively operating our existing business and executing our strategic growth initiatives. We have created incentives for them to remain as productive long-term employees, to lead our strategic growth initiatives, to manage effectively our businesses and related risks, to drive financial performance and generally to align their interests with those of our stockholders. We have also structured our compensation programs for named executive officers to place a meaningful portion of their compensation “at risk” and subject to satisfaction of both objective and subjective performance measures and targets, with greater relative percentages for the most senior officers to reflect their respective areas and levels of responsibility for our performance.

Consistent with our objective, the compensation paid to our named executive officers has reflected our performance over the past several years. Below we provide a more detailed explanation of the compensation and benefit programs for our named executive officers, including a description of our philosophy, plans and processes.

Compensation Philosophy and Objectives

The Compensation Committee believes that a significant portion of annual and long-term compensation paid to named executive officers should be closely aligned with our operating and financial performance on both a short-term and long-term basis. The goal of our executive compensation programs is to provide our named executive officers with compensation and benefits that are fair, reasonable and competitive in the marketplace. The programs are intended to help us recruit and retain qualified executives, to generate growth while appropriately managing risks and to provide rewards that are linked to performance while also aligning the interests of these individuals with those of our stockholders.

Our incentive programs are generally broad-based. While providing specifically tailored incentives for our senior management team, we have also retained our philosophy that in order to provide incentives across the organization, our benefits programs must be broadly available to our officers and management-level employees. Accordingly, under our long-term incentive plan we granted awards of restricted stock during 2009 to 342 participants, up from 308 participants in 2008 and 234 participants in 2007. Participants in the long-term incentive plan include employees in both our Americas and International businesses, ranging from senior officers to plant operators in our facilities.

The Compensation Committee continues to examine new and different forms of compensation arrangements for our named executive officers and other senior officers in order to best direct the efforts of management through financial incentives toward our interests in growth and performance and to best align their interests with those of our stockholders.

The Compensation Committee has the following objectives in designing the programs:

Performance

•	The compensation and benefits we offer to named executive officers are structured to ensure that a significant portion of compensation opportunities are directly related to our operating performance, including safety, health and environmental performance, financial performance and the creation of growth opportunities that directly and indirectly influence stockholder value. Incentive compensation awards are based in part on three performance measures: (1) a company operating performance measure which we refer to as the “Safety, Health and Environmental (“SHE”) Performance Measure,” (2) a company financial measure which we refer to as the “Financial Performance Measure,” and on (3) individually weighted performance measures targeting growth which we refer to as the “Individual Growth Measures.”

•	The SHE Performance Measure for 2009 consisted of a combination of criteria measuring improvements in performance relative to safety, health and environmental matters.

•	The Financial Performance Measure for 2009, as used in our cash incentive and equity incentive award programs, consisted of free cash flow for all “corporate” officers and employees, including all named executive officers. Free cash flow is not a term defined under United States generally accepted accounting principles, referred to as “GAAP.” We define free cash flow as cash generated from operating activities less capital expenditures necessary to maintain our existing facilities. We have used free cash flow as a measure in analyzing our liquidity and strength which will support our ability to service debt, fund acquisitions and development, or otherwise execute on strategic opportunities and deliver stockholder value.

•	Individual Growth Measures for both our cash incentive and equity incentive award programs in 2009 measured performance in the following four major categories as they relate to executing on our growth strategy: (1) Clean World Initiative, (2) Americas, (3) Europe and (4) Asia. These categories, were similar to the categories measured in 2008, as we continue to focus our attention on the development of clean technologies, policies and market awareness of our business as a clean renewable energy source, and capital allocation and financial statement strength to support our growth initiatives. The categories were also generally chosen to reflect the way management views its business and the different areas of importance to us in order to implement our business plan and enhance stockholder value. Within these major categories, individually weighted business goals were established which were specific to each named executive officer reflecting their respective areas of responsibility and their ability to influence or effect results in such areas.

Our SHE Performance Measure, as well as a portion of our Individual Growth Measures, are tied to elements of our Clean World Initiative, which is an umbrella program under which we are focused on continuous improvement to safety and environmental performance, advancing clean technologies, and improving the awareness from a policy and public awareness perspective of the benefits of energy-from-waste and our business generally.

Alignment

•	In order to align the interests of our named executive officers with our stockholders, a significant component of total compensation each year is in the form of equity awards. In addition to annual restricted stock grants, from time to time we also may grant awards of stock options or other instruments tied to stockholder value creation, vesting over a period of time or based upon our future performance in order to provide additional long-term incentives. We did not grant any awards of stock options to any of our named executive officers in 2009.

•	We also have implemented stock ownership guidelines for our officers, including our named executive officers, to create structural and objective means of assuring equity ownership and retention of shares of our common stock in value equal to a specified multiple of their base salary, increasing with levels of responsibility.

Retention

•	To create retention incentives, portions of our equity awards are earned over a period ranging from three to five years, with vesting generally conditioned upon the employee’s continued employment with us on the vesting date.

Competitiveness and Benchmarking

We generally compete for employees and officers with utility companies, independent energy companies, renewable energy companies and waste disposal companies. We offer total compensation packages at levels we believe are required to attract and retain qualified employees and officers, including named executive officers. In assessing appropriate levels of total compensation and benefits, the Compensation Committee uses a variety of benchmarking techniques and generally has compared our compensation levels to the market median. It has, with advice from its compensation consultants (described more fully below) developed a “peer group” of selected companies with a range of sizes in the waste, independent power and renewable energy industries for inclusion in surveys reviewed by the Compensation Committee. For 2009, this peer group was comprised of the following companies: Waste Management, Inc.; AES Corporation; Reliant Energy, Inc.; Allied Waste Industries, Inc.; NRG Energy, Inc.; Republic Services, Inc.; Transalta Corporation; Waste Connections, Inc.; Stericycle, Inc.; Tetra Technologies, Inc.; Casella Waste Systems, Inc.; Waste Services, Inc.; Ormat Technologies, Inc.; and Sunpower Corporation. In addition, in connection with developing a more focused growth-based compensation structure and to create an additional benchmark for compensation comparisons, the Compensation Committee created a new peer group of the following companies in the businesses of environmental and facilities services, independent power producers, oil and gas equipment and services and electric components and equipment that had comparable revenues and/or market capitalizations: Alliant Energy Corporation; Allegheny Energy, Inc.; Teco Energy, Inc.; Pinnacle West Capital Corporation; NSTAR Electric Company; Hawaiian Electric Industries, Inc.; Vectren Corporation; PNM Resources, Inc.; Westar Energy, Inc.; Portland General Electric Company; Avista Corporation; Great Plains Energy, Inc.; DPL Inc.; Unisource Energy Corporation; and CH Energy Group, Inc.

Role of Compensation Consultants

Neither we nor the Compensation Committee has any contractual relationship with any compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation. Periodically, through our human resources department, we have discussed compensation matters with compensation consultants at Frederick W. Cook & Co., Inc. These consultants have provided assistance in market intelligence and information regarding compensation levels at comparable companies as well as providing assistance in structuring some aspects of the framework (but not compensation levels) of the new growth-based awards program for the senior management team.

Beginning in 2004, the Compensation Committee has periodically engaged its own independent compensation advisors to provide assistance and advice in carrying out its duties, which advisors are currently at Watson Wyatt & Company (“Watson Wyatt”). These advisors upon request by the Compensation Committee, have provided independent compensation advice on various aspects of executive compensation, including the compensation payable to our executive officers, reviewing compensation structures and recommendations presented by management and other compensation matters. These advisors took their direction solely from, and provided their reports solely to, the Compensation Committee. Billing by these advisors was provided directly to, and approved for payment by, the Compensation Committee. Further formal written procedures were adopted and implemented to maintain the independence of this relationship.

Use of Consultants in Analysis of 2009 Compensation

At the request of the Compensation Committee, Watson Wyatt reviewed certain components of the proposed compensation for 2009 and based upon aging assumptions reflecting then current market conditions, prepared an update to its prior competitive market analysis of our executive compensation against a peer group of selected waste, independent power providers and renewable energy companies (identified above) and a group of general industry companies in the national marketplace, which companies are identified in Appendix A. Watson Wyatt then adjusted the data to correspond to our projected 2009 revenue. This report was provided to the Compensation Committee and reviewed as part of its determination of compensation.

Watson Wyatt also assisted the Compensation Committee in constructing a new customized peer group (identified above) in order to provide an additional benchmark of compensation levels to assist the Compensation Committee in developing a new compensation structure for the named executive officers focusing on growth-based objectives and reviewed the new growth-based equity award program on behalf of the Compensation Committee.

The Annual Compensation Process

Our annual compensation review is undertaken at the direction and under the supervision of the Compensation Committee. Other than our Chief Executive Officer working with our Chief Financial Officer and Chief Human Resources Officer, no executive officers are involved in making recommendations for executive officer compensation. No officers are involved in determining director compensation. Following the review process, the Compensation Committee discusses the review process and compensation determinations with the non-management members of the Board, and approves the annual base salary, incentive cash award targets for the upcoming year, and incentive cash awards for the prior year for the named executive officers.

At the same time, the Compensation Committee also approves:

•	the targets for the SHE Performance Measure and the Financial Performance Measure for the Company performance portion of the annual cash incentive awards;

•	the growth objectives relating to the Individual Performance Measures for the individual performance portion of the annual cash incentive awards;

•	the form and amount or dollar value of equity awards, and

•	the vesting criteria, including any performance-based criteria, and vesting dates for equity awards.

In the first quarter of each year, typically in February, the Compensation Committee reviews management’s recommendations and our historical pay and performance information. The Compensation Committee’s review includes approval of the value of restricted stock grants. Since 2008, it has been the Compensation Committee’s policy to authorize and grant equity awards as of the date of the Board of Directors meeting at which such awards are ratified by the non-management members of the Board of Directors upon the recommendation of the Compensation Committee, based upon the closing price of our common stock on the date of the award.

Periodically throughout the year, the Compensation Committee may discuss, as appropriate, the philosophy for the overall compensation program, and decide whether changes should be made in program components or whether special awards are appropriate or desirable during the year or for future periods. For example, in order to stress the importance of safety, health and environmental improvements, for 2010 the Compensation Committee modified the current allocations for named executive officers of annual cash incentive compensation awards to increase the weightings for SHE and financial performance and decrease the individual growth objectives. At the same time, and after two years of extensive review and careful consideration by the Compensation Committee and its advisors, we adopted structural changes to our incentive equity awards program designed to improve alignment between management and our stockholders with respect to the effective implementation of our growth strategy. Under this new program and as described more fully below under Revised Compensation Structure for 2010 below, beginning in 2010 growth-based equity awards in the form of restricted stock units would be awarded to the named executive officers and other officers and employees who are directly responsible for specific value-creating transactions. These changes were made to further align compensation with our commitment to continuously improve safety, health and environmental performance; and to further align compensation related to growth with the creation of long-term stockholder value.

In 2009, the Compensation Committee used historic awards and tally sheets to assist in analyzing the named executive officers’ total compensation and various elements of their compensation and benefits, as well as potential payments in the event of a change in control. The tally sheets provided an additional macro level data point and long-term “check and balance” to the compensation process, which is typically more focused on the micro level and annual aspects of the individual components of compensation. The tally sheets also provided the Compensation Committee with information regarding the wealth accumulation of our executive officers in the form of cumulative equity awards and then current equity holdings. The Compensation Committee also examined equity wealth accumulation through its review of the compliance by the named executive officers with their respective stock ownership guidelines. Although the Compensation Committee has the authority to increase or decrease compensation based upon its review of tally sheets, it did not change any compensation based upon its review of tally sheets in 2009.

Components of Total Compensation

Our compensation and benefits package for named executive officers consists of direct compensation and company-sponsored benefit plans. Each component is designed to contribute to a total compensation package that is competitive and appropriately performance-based, and to create incentives for our named executive officers that coincide with our goals and intentions.

Direct Compensation

Direct compensation in 2009 consisted of a base salary and awards that are linked to performance comprised of an annual incentive cash award and a long-term incentive equity award. Other than base salary, all elements of direct compensation included a component that is directly linked to our performance. By creating these links, we seek to achieve our objectives of performance-based, cost-effective compensation programs. There are no formulas to determine annual base compensation. In addition, we may also consider various external factors, such as competition for certain executive skills and internal needs when setting annual base salaries as well as other components of total compensation. For example, in order to fill vacancies or new positions, or retain certain individuals, we may offer base salaries above the applicable market median. Further, named executive officers who have significant experience and have demonstrated sustained superior performance over time also may have salaries or other elements of compensation above the applicable market median.

Base Salary

•	Purpose: Base salary is designed to attract and retain experienced executives who can operate our business in a manner to achieve our short-term and long-term business goals and objectives.

•	Performance drivers: While a named executive officer’s initial base salary is determined by an assessment of competitive market levels, the major factor driving changes in such base salary will be that named executive officer’s individual performance measured by his satisfaction of internal objectives specific to such named executive officer and his assigned responsibilities.

•	Other Factors: In addition, we may also consider various external factors, such as competition for certain executive skills and internal needs, when setting annual base salaries. Although we have historically granted regular, annual merit-based salary increases to officers and salary adjustments as needed to reflect changes in role, responsibility and the competitive environment, such increases are not automatic. For example, due to the adverse economic environment in the beginning of 2009, we did not grant salary increases to any named executive officer nor did we grant routine salary increases to any other employee who participated in our long-term equity award incentive plan. Further, although we also consider overall levels of compensation in making compensation decisions, and attempt to balance annual base salary amounts with performance-based measures of compensation, such as incentive cash awards and equity awards, given the drop in our stock price and the market challenges facing us in 2009, as compared to the prior year, we generally reduced the value of equity awards granted in 2009 to our more senior employees, including all named executive officers.

Performance-Based Awards

In order to align our compensation plan with the interests of our stockholders, we tie significant portions of our named executive officers’ compensation to our annual SHE and financial performance, as well as to the execution of our growth strategy. In 2009, our performance-based awards were comprised of an annual incentive cash award and a long-term incentive equity award in the form of restricted stock vesting over a three year period. Thus, if our performance exceeds our internal targets and budgets, compensation for named executive officers can be expected to exceed the historic market median identified by the Compensation Committee. On the other hand, if our performance falls below these expectations, our approach is that named executive officers can expect their compensation to fall below amounts they have previously received. In previous years, targets for performance-based awards were set annually (subject to adjustment by the Compensation Committee) and the named executive officers were entitled to target percentages of annual base salaries pursuant to their employment agreements. As discussed below, no such awards will be made in 2010 and all of the employment agreements expired by their terms in October 2009.

Annual Incentive Cash Awards

•	Purpose: The annual incentive cash award is a non-equity incentive-based compensation component designed such that a significant portion of a named executive officer’s annual compensation will be at risk and will vary (up or down) in any given year based upon our performance and the performance of each such named executive officer.

•	Application of Performance Measures: In 2009, for our named executive officers, 10% was determined by our performance under the SHE Performance Measure; 25% of the annual incentive cash awards was determined by our actual free cash flow compared to the Financial Performance Measure target for free cash flow; and the remaining 65% of the annual incentive cash award was based on the individual performance of such officer compared to various subjective Individual Growth Measures specific to such named executive officer, as described more fully below.

•	Target Bonus: The Compensation Committee also set a “target” bonus level for each of the named executive officers which was a stated percentage of such officer’s base salary. These target levels were 90% for the Chief Executive Officer, 70% for the Chief Financial Officer and ranging from 50% to 65% for the other named executive officers.

Safety Health and Environmental (SHE) Performance Measure

For 2009, we measured the performance of our named executive officers by our satisfaction of a combination of goals relating to improvements in performance with respect to job safety and air emissions. The purpose of using the SHE Performance Measure was to further align compensation for our named executive officers with the overall design of our Clean World Initiative by focusing on continuous improvement in performance rather than mere compliance with legal requirements. Specific target goals for safety and emissions were not established; rather, judgment was applied to assess performance in hindsight. In 2009, we achieved a meaningful improvement in both environmental compliance and emissions. However, primarily due to one serious accident, our safety performance, as measured by the frequency and severity of accidents, was meaningfully below historical performance. SHE performance was assessed at 60% of target and incentive cash awards were paid on this basis for named executive officers, except however, for our Chief Executive Officer, Chief Operating Officer and President of Americas, for which the SHE performance portion of the cash incentive award was completely eliminated in consideration of the accident noted above.

Financial Performance Measure

For 2009, the Compensation Committee adopted “minimum,” “threshold,” “target” and “stretch” goals for the Financial Performance Measure. Based on our budget, which was approved by our full Board in December 2008 for the upcoming 2009 calendar year, these levels were reviewed by the Compensation Committee and its independent compensation consultants in February 2009 and approved by the Compensation Committee for the full year 2009 performance on a prospective basis as part of the annual compensation process. We measured financial performance results with a percentage that is calculated from the difference between the “target” and actual level achieved, in accordance with the following:

•	if financial performance was at or below the “minimum” level, then no cash awards would have been paid;

•	if financial performance was at the “threshold” level, then a cash award at 50% of the “target bonus” level would have been paid;

•	if financial performance was at the “target” level, then a cash award at 100% of “target” level; would have been paid; and

•	if financial performance was at or above the “stretch” level, then a cash award at 200% of the “target” level would have been paid.

Between each of the foregoing levels, results were prorated linearly within each category to calculate specific incentive cash award percentages. Financial results were capped at 200% of target levels for all named executive officers. Under the structure of this series of performance goals, each percentage of performance below the target level results in a reduction in the amount of incentive cash awards relating to financial performance that is greater than the relative amount of increases in such awards that would result from the same percentage of performance above the target level.

In order to assure that the intents and purposes of the compensation plans, including the annual incentive cash awards, are effectuated, the Compensation Committee retains the discretion to make adjustments to the results for any given year. Reasons for adjustments could include removing the effects of unanticipated events, such as accounting changes, project restructurings, balance sheet adjustments and similar items, which unless excluded would produce unintended consequences that are inconsistent with the goals of aligning the interests of named executive officers with our stockholders and of providing financial incentives to named executive officers to effectively implement our business plan and goals.

Awards were determined in February 2010 with reference to our actual free cash flow generated during 2009 compared to the target Financial Performance Measure of free cash flow set in February 2009 by the Compensation Committee. After the Compensation Committee made certain adjustments to the free cash flow performance measure including reductions for the impact of delayed capital spending from 2009 to 2010 and additional cash bonus payments in excess of budgeted amounts, the 2009 actual free cash flow as adjusted was $331.0 million. As a result, financial performance in 2009 compared to the target Financial Performance Measure was 170%.

The following table summarizes the historical performance targets for the Financial Performance Measure of free cash flow, the variances from targets for payout purposes, as calculated in accordance with the foregoing linear pro-rations for the last three years (dollars in millions):

		Actual
		Free Cash
	Target Free	Flow, as	Payout
Year	Cash Flow	Adjusted	Variances(1)

2007	$310.0	$311.7	98%
2008	$340.0	$343.0	106%
2009	$296.0	$331.0	170%

(1)	Payout variances measure the linear pro-ration between the “target” performance measure and either the “threshold” performance level if the “target” is not achieved or the “stretch” level if the target is surpassed, as the case may be.

While budgets and operational targets are reset each year and reviewed and approved by the Board, the Compensation Committee seeks to set target levels of our financial performance for purposes of the annual incentive cash awards that continue to challenge management but are achievable if certain conditions are satisfied, including, in particular, the following:

•	we continue to operate our business to the historic standards of efficiency, production and improved standards for safety and environmental performance;

•	we continue to control our costs of conducting and growing our business and operations;

•	external market forces and pricing are consistent with expectations (at the time we establish our annual budgets) in key areas, including waste, energy, commodity and scrap metal prices and interest rates;

•	third parties, including communities we serve and the purchasers of the energy we generate, continue to remain financially sound and satisfy their contractual obligations to us; and

•	we do not experience unforeseen events, such as accidents or fires at our facilities, acts of God, pandemics, natural disasters, terrorism or other casualty events, that have a material adverse impact on our financial results.

Consequently, our ability to achieve the “target” levels of the Financial Performance Measure each year is heavily dependent not only upon factors within our control, but also upon other conditions over which we have no control. While there is substantial uncertainty with respect to achieving the target levels at the time that the Financial Performance Measure is set and communicated, with our strong historical operating performance, our success in adapting to changing market conditions and the continued performance by third parties with whom we contract, we have in recent years consistently achieved the Financial Performance Measure and our named executive officers have experienced a reasonable expectation of receiving, and have received, cash incentive award levels at, near or above the “target” levels for that portion of their respective awards that are based upon the

Financial Performance Measure. However, with the recent economic downturn, even if we are able to avoid a material adverse impact to our business resulting from unforeseen events, with the softening and increasing volatility of the energy, waste, commodity and ferrous recovery markets, it has been increasingly necessary for us to seek new and different ways to conduct our business to maintain operating efficiencies and levels of performance and to find and capitalize on opportunities to expand. As a result, it has been and may continue in the future to be, more difficult for our named executive officers to continue to receive incentive cash awards at or near the “target” level. In addition, other factors such as our increasing exposure to market pricing in some of these markets, the age of our facilities and increasing competition in our sector, could increase the difficulty in the future of achieving performance at levels sufficient for such “target” levels for cash awards and equity awards granted in prior years to be achieved.

On a historical basis, Covanta’s aggregate financial performance exceeded “target” levels for payout purposes in prior years, fell just short of target in 2007 at 98%, exceeded target levels in 2008 by 106% and exceeded target levels in 2009 by 170%. We have never reached the “stretch” target levels set at 200% of “target” levels. The “stretch” level of the Financial Performance Measure remains extremely difficult to obtain and maximum cash award levels have not been reached in prior periods.

In addition, the Compensation Committee retains the authority and discretion to increase or decrease the size of any performance-based award or payout. The Compensation Committee did not exercise such authority and discretion in 2009.

Individual Growth Measures

We also measured the performance of our named executive officers in 2009 by their personal satisfaction of various individual performance goals, referred to as the “Individual Growth Measures.” These Individual Growth Measures, which were tied to the specific job and responsibilities of each named executive officer in 2009, were also set on a prospective basis in January 2009 by the Compensation Committee as part of its annual compensation process and communicated to the named executive officers. Although not directly tied to the Financial Performance Measure, if we did not meet the “minimum” level of performance for the Financial Performance Measure in 2009, then the incentive cash award pool would not have been funded and no incentive cash awards would have been payable for satisfaction of Individual Growth Measures. Furthermore, if the threshold was not achieved the awards under the Individual Growth Measures would have been limited to the financial results.

The Individual Growth Measures were the basis upon which the individual portion of a named executive officer’s annual incentive cash award was determined. In 2009 we measured named executive officer’s performance through the following four major categories:

(1) Clean World Initiative;

(2) Americas growth;

(3) Europe growth; and

(4) Asia growth.

These general categories in 2009 were similar to those used in 2008. These objectives continued to highlight current areas of importance to us in order to implement our business plan and enhance our value to our stockholders. Within these guidelines, the importance of each category varied significantly between each named executive officer and was weighted in order to best tie each such officer’s respective areas of responsibilities and ability to influence, control or impact results with the categories relating to such responsibilities. Accordingly, Individual Growth Measures were individually weighted for each of the named executive officers. For example, the Chief Operating Officer has the greatest relative responsibility for our development and implementation of our Clean World Initiative, therefore, his compensation is more highly weighted and dependent upon the Clean World Initiative category. Similarly, our President-Americas has relatively greater relative weight upon our performance within the Americas growth category over which he has the greatest relative level of responsibility and control. Determinations within each of these categories are frequently subject to subjective judgments of both individual and, where applicable, business area performance.

As noted, within each of these major categories, individual performance was further measured by business goals specific to each named executive officer’s responsibilities. Among the specific goals incorporated into each named executive officer’s respective Individual Growth Measures, included some or all of the following:

•	contracts to be obtained, amended or renewed;

•	businesses to acquire or joint ventures to be created;

•	project developments and expansions to be advanced or completed;

•	technology development in specific areas and installation of new technologies to improve performance;

•	favorable treatment of energy-from-waste and the Company’s other renewable technologies in Federal and state legislation and policy initiatives;

•	establishment of partnerships, programs and community and media outreach to communicate the benefits of our renewable technologies;

•	expansion into strategic geographic areas around the world; and

•	allocation of capital to pursue strategic initiatives, maximize return on investment and maintain a strong balance sheet and liquidity position in order to support ongoing development efforts.

In determining achievement of these Individual Growth Measures, the Compensation Committee receives an initial assessment from our Chief Executive Officer of each named executive officer’s performance with respect to each of the Individual Growth Measure categories for the preceding year. This recommendation is then reviewed by the Compensation Committee in connection with its determination of each named executive officer’s incentive cash award. Many of the factors that influence determinations are subjective, are based upon positive and negative developments occurring during the prior year and vary from year to year based upon our goals and actions undertaken or desired to be taken within such period. For 2009, the aggregate growth performance was determined to be 125% of the target, and the principal factors that influenced this determination regarding named executive officers’ performance included our success relative to the following:

•	acquiring additional businesses;

•	commencing construction projects;

•	energy-from-waste bids and other development efforts in strategic markets;

•	new agreements to enhance revenue, including waste disposal and service agreement contracts and contact extensions;

•	developing recognition in emerging energy policies of our renewable energy technologies and their benefits regarding greenhouse gas reduction, reduced reliance on fossil fuels, job creation and energy security; and

•	accessing the capital markets and allocating our capital to fund growth initiatives.

Overall Performance

Based upon these Individual Growth Measures, as they applied to each named executive officer, respectively, and our overall financial and operating performance measured by the Financial Performance Measure and the SHE Performance Measure, the named executive officers earned incentive cash awards ranging from 122% to 136% of their individual targets (assumed to be 100%) in 2009. The following table compares the award earned by each of the named executive officers, as compared to their respective target bonus opportunity, in each of the last three years:

	2007	2008	2009
Named Executive Officer	Award %	Award %	Award %

Anthony J. Orlando	110	95	124
Mark A. Pytosh	120	105	134
John M. Klett	111	104	122
Timothy J. Simpson	120	110	130
Seth Myones	117	113	136

As described above, the foregoing awards are consistent with our SHE, financial and growth performance and consistent with the Compensation Committee’s philosophy that individual and company performance above targets would result in corresponding awards in excess of target bonus opportunities while performance below targets would result in corresponding awards below target bonus opportunities. In 2007, performance against Financial Performance Measures fell just short of target while performance against Individual Growth Measures exceeded targets. In 2008, the Financial Performance Measure was slightly above target, the SHE Measure (then referred to as the Clean World Performance Measures) was slightly below target, and Individual Growth Measures were essentially at target. In 2009, the Financial Performance Measure was significantly above target, the SHE Measure was significantly below target, and the Individual Growth Measures were above target. Since Individual Growth Measures had the most weight and the Financial Performance Measure was significantly above target, on an overall basis the percentage paid against targets in annual incentive cash awards in 2009 were greater than similar awards in 2008 and above target award levels.

The Compensation Committee also is aware of the levels of risk attendant to capital allocation and expansion projects entered into by us, which are components of the Individual Growth Measures for our named executive officers. On a structural level, all material transactions, as well as transactions not deemed material to us, that involve capital allocations above specified levels are reviewed and approved by our Finance Committee, which as part of its analysis of transactions examines the potential risk and reward of our investments in business acquisitions and expansion projects. To the extent necessary, members of the Finance Committee discuss with the Compensation Committee the analysis and rationale for investment decisions. Finally, the combination of a significant component of our named executive officer’s compensation being paid in the form of restricted stock vesting over a period of time and our executive stock ownership guidelines, act as an additional incentives to control against excessive risk taking in the investment decisions of management.

Long-term Incentive Equity Awards

•	Purpose: Long-term incentive equity awards are equity awards designed to attract and retain executives, and to strengthen the link between compensation and increased stockholder value. Long-term incentive equity awards granted to officers and employees are discretionary performance-based awards and may be made annually under our long-term incentive plan in the form of restricted stock, stock options, and /or similar equity-based instruments.

•	Forms of Equity Awards: The Compensation Committee has generally limited long-term incentive equity awards to grants of restricted stock in past years. The Compensation Committee made long-term, broad-based awards of stock options in 2004 and 2007. These grants, like initial grants to newly-hired named executive officers, were made to align the interests of management with our stockholders and create specific incentives to increase equity value. Similar awards were not made in 2009.

•	Vesting of Equity Awards: Restricted stock awards granted in 2009 vest in three equal tranches on March 17 of 2010, 2011 and 2012. Vesting within each tranche is as follows: 66% vests on the basis of a predetermined Financial Performance Measure and 34% vests on the basis of continued employment. The performance-based portions of the grants made to employees and officers, including the named executive officers, vest at 90% of the free cash flow target level or such other measures as may be determined from time to time by the Compensation Committee. This structure of time vesting and performance vesting for equity awards is consistent with our practice since 2004. However, beginning with awards in 2010 and as a result of the structural changes noted below in Revised Compensation Structure for 2010, the Compensation Committee has determined it is more appropriate to vest annual restricted stock awards solely on continued employment. This adjustment is being implemented for two principal reasons. First, beginning in 2010, the Compensation Committee has determined to implement an exclusively performance-based equity award program under which grants would be made for specific transactions that are directly tied to our growth strategy and provide a more direct alignment between performance by our named executive officers and stockholder value creation. Second, removing the additional performance vesting element provides greater clarity and simplicity to employees regarding the incentives for different aspects of compensation.

•	Applicable Financial Performance Measures. Since 2008, the Compensation Committee has used free cash flow as the Financial Performance Measure applicable to vesting of long-term incentive equity awards. Prior to 2008, it also used Adjusted EBITDA, which now applies only to one remaining tranche of equity awards granted in 2007. Adjusted EBITDA is a non-GAAP financial measure, and is an adjusted earnings calculation that was derived from financial covenants in our credit arrangements. This earnings measure took our consolidated earnings and added items of interest, taxes, depreciation and amortization, and then adjusted this amount with additional items that were deducted from or added to net income, as specified in our credit arrangements. For simplicity, we refer to this measure in this proxy statement as “Adjusted EBITDA.”

Equity awards are determined by the Compensation Committee in February of each year. The value of awards granted to each named executive officer reflects our overall performance for the prior year in creating future long-term value, the responsibilities of such officer and his individual performance. In February 2009, the Compensation Committee authorized equity awards of a fixed dollar amount to our named executive officers in the form of restricted stock.

The Compensation Committee does not have a specific policy or practice to time equity awards, including restricted stock or stock option grants to the release of material non-public information. However, the Compensation Committee may determine the value of a restricted stock award or number of stock options but not issue or establish the number of shares of restricted stock or the exercise price of stock options while in possession of material non-public information, such as a material pending transaction. Our practice is not to accelerate or delay the disclosure of material non-public information, whether favorable or unfavorable, but to make such disclosures when appropriate or required by applicable securities laws. In order not to unduly benefit or harm officers and employees, we have in the past postponed, and would consider postponing in the future, the issuance of awards until after the material non-public information has been publicly disclosed or is no longer considered to be material information.

Performance Drivers

The size of individual long-term incentive equity awards is determined using compensation guidelines developed based on competitive benchmarks. Within those guidelines, actual award recommendations are based on individual, and where applicable, business area performance.

In February 2009, the Compensation Committee adopted free cash flow as the Financial Performance Measure for purposes of vesting for all tranches of equity awards made at that time. As noted above, this is the same measure used to determine a portion of the annual cash incentive awards, but vesting of equity awards granted in 2009 occurs on an all or nothing basis at 90% of the free cash flow “target” performance level.

Based upon our achievement of the Financial Performance Measures (which included Adjusted EBITDA for awards granted in certain prior years) during 2009, the portion of prior equity awards that were eligible to vest during the first quarter of 2010 based upon achieving these levels of financial performance did vest. On an historical basis, we have satisfied applicable targets for equity award vesting as set forth in the following table, as measured in the first quarter in the year following the period of performance (in millions):

Equity Award Period	Target			Target		Adjusted
of Performance	Adjusted EBITDA		Adjusted EBITDA	Free Cash Flow		Free Cash Flow

2007	$495.5	(2)	$547.3	$115.0	(1)(2)	$202.4 (1)
	$502.0	(3)	$547.3	$232.0	(3)	$300.0
	$527.0	(4)	$547.3	$279.0	(4)	$300.0
2008	$492.0	(3)	$572.0	$207.0	(3)	$343.0
	$503.0	(4)	$572.0	$266.0	(4)	$343.0
	N/A		N/A	$306.0	(5)	$343.0
2009	$503.0	(4)	$523.1	$296.0	(4)	$343.0
	N/A		N/A	$313.0	(5)	$343.0
	N/A		N/A	$266.0	(6)	$335.0

(1)	Certain prior awards used cash generated for debt service for performance-based vesting criteria.

(2)	Targets established and awards granted in 2005.

(3)	Targets established and awards granted in 2006.

(4)	Targets established and awards granted in 2007.

(5)	Targets established and awards granted in 2008.

(6)	Targets established and awards granted in 2009.

CEO Compensation

In determining the compensation of Mr. Orlando, as the Chief Executive Officer, the Compensation Committee considered our operating and financial performance as a whole, as well as Mr. Orlando’s satisfaction of personal Individual Growth Measures. As in prior years, a very significant portion of Mr. Orlando’s compensation was tied to our performance. The Compensation Committee believes, and it has structured compensation accordingly, that the compensation of our named executive officers, and our Chief Executive Officer in particular, should have a very significant component which is not fixed but is “at risk” and performance-based. The Compensation Committee believes that the Chief Executive Officer has the most control and responsibility for our overall performance of any officer and, accordingly, it is appropriate that the relatively greatest percentage of compensation be at risk and tied to our overall performance in order to best align his interests with those of our stockholders. Due to our strong performance over the past several years since acquiring Covanta Energy and promoting Mr. Orlando to be our Chief Executive Officer, consistent with the intents and purposes of the compensation structure, Mr. Orlando’s compensation has been materially higher than other named executive officers.

Mr. Orlando’s compensation package for 2009 consisted of an annual base salary of $700,000 and an incentive cash award of $779,534 awarded in March 2010. Consistent with the treatment of all other employees who participated in the long-term incentive equity plan, Mr. Orlando’s annual base salary was not increased in 2009 reflecting the difficult economic environment in which we were operating. In setting Mr. Orlando’s compensation levels, the Compensation Committee noted Mr. Orlando’s role in 2009 in the following:

•	our strong cash flow in excess of targets;

•	the acquisition of significant operating assets;

•	breaking ground on our construction project in Dublin, Ireland and the expansion of our facility for H-Power in Honolulu, Hawaii;

•	raising approximately $400 million through the issuance of convertible debt;

•	demonstrating progress in the development of our business in the United Kingdom; and

•	demonstrating progress in our recognition as a renewable energy source in federal and state legislation.

The Compensation Committee authorized a restricted stock grant to Mr. Orlando valued at $750,000, effective upon its ratification by independent, non-management directors on February 26, 2009, vesting ratably over three years with 34% time-based and 66% performance-based. Consistent with the general treatment of employees and officers participating in the long-term incentive equity plan, due to the decrease in our stock price and the market challenges facing us in 2009, as compared to the prior year, we reduced the value of the equity award granted in 2009 to Mr. Orlando.

Based upon our performance in 2009, we exceeded 90% of the Financial Performance Measure of free cash flow performance target. Accordingly, all 35,504 shares of restricted stock eligible for vesting on March 17, 2010 vested. In addition, options to purchase a total of 94,000 shares of common stock vested in accordance with their terms in the first quarter of 2010.

CFO Compensation

In determining the compensation of Mr. Pytosh, as the Chief Financial Officer, the Compensation Committee considered our operating and financial performance as a whole, as well as Mr. Pytosh’s satisfaction of personal Individual Growth Measures. Consistent with the Compensation Committee’s philosophy of aligning compensation with performance, a significant portion of Mr. Pytosh’s compensation, although at a relatively lower rate than our Chief Executive Officer, was tied to our performance. As the Chief Financial Officer, Mr. Pytosh has considerable control and responsibility for our financial performance and his compensation has been structured to provide that a significant component of his compensation is “at risk” and performance-based. Mr. Pytosh’s compensation has been structured so that if we perform at or above expectations, his compensation will be greater than other named executive officers (other than our Chief Executive Officer).

Mr. Pytosh’s compensation package for 2009 consisted of an annual base salary of $425,100 and an incentive cash award of $397,163 awarded in March 2010, reflecting both our performance in 2009, which as noted above exceeded the target Financial Performance Measures approved by the Compensation Committee by 170%, as well as our accomplishments in 2009 in the areas of our financial performance and maintenance of a strong liquidity position. Specifically, the Compensation Committee took into account Mr. Pytosh’s satisfaction of individual growth objectives and his work in connection with his roles and responsibilities for our strong free cash flow in excess of targets, raising approximately $400 million through the issuance of convertible debt and maintaining our strong liquidity position and financial capability to finance our various acquisitions and development and expansion projects. The Compensation Committee also authorized a restricted stock grant to Mr. Pytosh valued at $400,000, effective upon its ratification by independent, non-management directors on February 26, 2009, vesting ratably over three years with 34% time-based and 66% performance-based. Consistent with the general treatment of employees and officers participating in the long-term incentive equity plan, due to the decrease in our stock price and the market challenges facing us in 2009, as compared to the prior year, we reduced the value of the equity award granted in 2009 to Mr. Pytosh.

As noted above, based upon our performance in 2009, all 17,812 restricted shares vested on March 17, 2010. In addition, options to purchase a total of 30,000 shares of common stock vested in accordance with their terms.

Revised Compensation Structure for 2010

After two years of review and consideration we adopted a new compensation structure for our named executive officers which is intended to create economic incentives to achieve existing business, SHE and financial goals and to successfully implement our strategic growth plans while at the same time imposing structural limits on excessive leverage and risk-taking. The new compensation structure also attempts to provide simplicity and a clearer “line of sight” to employees. Cash incentive compensation will be more heavily weighted on current year SHE and financial performance. Equity incentive compensation will be more heavily based upon achieving growth objectives and will have much more variability based upon successfully achieving specific growth objectives. The Compensation

Committee believes that the result of the revised program would be that if our growth objectives are achieved and substantial stockholder value is created, then incentive equity compensation levels for our named executive officers will provide substantial rewards; conversely, if we operate our existing business effectively, but do not achieve growth-based objectives to create stockholder value, then the compensation of our named executive officers will be substantially less than they have historically received. In order to assure that excessive leverage and risk-taking is not undertaken in seeking to achieve those growth objectives, our invested cost of capital is taken into account in determining the value of awards granted and a very substantial portion of incentive compensation will be paid in equity that will vest over time or, as in the case of the new growth-based equity awards, will not vest for at least three years and at vesting will be subject to a “clawback” based upon actual performance and updated projections measured against original projections.

Under this new plan, beginning in 2010, compensation for the named executive officers, will consist of the following components:

•	Competitive salary;

•	Annual cash bonus based upon performance and weighted equally among achieving objectives measured by:

•	safety, health and environmental performance targets,

•	corporate financial metrics, and

•	growth and individual goal milestones approved by the Compensation Committee;

•	Annual restricted stock grants tied to achievement of growth milestones vesting ratably over three years based upon time only and based upon an expanded range of award size than has historically been the case; and

•	Growth-based restricted stock units tied to specific value-creating activities, such as acquisitions or development projects.

Growth-based equity awards would be awarded at the discretion of the Compensation Committee based upon growth-based acquisitions closed and development projects commenced. The amount of the awards would be determined in the discretion of the Compensation Committee by creating a “pool” based upon internal calculations of the value of transactions and new development or expansion projects using a discounted cash flow analysis of such growth-based projects. In order to prevent excessive leverage, the calculation of net present value will be based on an un-levered investment return. As determined by the Compensation Committee, in order to tie awards more directly to the officers and employees responsible for such projects, the growth-based equity awards generally would be allocated to the senior management team, including all named executive officers; participating regional staff where the transaction or project is located; and participating corporate staff.

Finally, to discourage excessive risk-taking behavior and to assure our stockholders that the performance of such deals and development projects achieved our projected value, vesting of such awards will not occur until a reasonably sufficient time has passed following the award (at least three years for acquisitions and after one year of operations (but not less than three years) for a development project), at which time a “bring down” calculation of the value will be made, and in the event that the bring down value is not consistent with (or within a specified range of) the original value established at the time the award was granted, a proportionate clawback of vesting would be applied.

Employment Arrangements

Prior to October 2009, the Company had employment agreements with each of its named executive officers which were substantially similar, except for specific levels of compensation and the term of severance for the Chief Executive Officer. Each of these employment agreements expired in October 2009.

In lieu of entering into new employment agreements, the Company incorporated into its standard form of growth equity award agreement the terms of restrictive covenants that had been in the employment agreements, covering non-competition, non-solicitation, confidentiality and assignment of intellectual property rights. In addition, the Company adopted a new severance policy for certain specified senior officers, including all named executive officers, and provided severance benefits payable over a period that matches the length of the applicable restrictive covenants. Severance is payable in the event that an eligible employee is terminated for reasons other than cause.

See also “Employment Arrangements and Potential Payments upon Termination or Change in Control” below in this proxy statement for more information regarding the severance plan and payments following a change in control. For the purposes of the severance plan, “cause” is defined to include the following:

•	an employee’s failure or refusal to perform the duties of his or her employment in a reasonably satisfactory manner;

•	fraud or other act of dishonesty;

•	serious misconduct in connection with the performance of his or her duties;

•	material violation of any applicable policies or procedures;

•	conviction of, or plea of nolo contendere to, a felony or other crime; or

•	other conduct that has or reasonably is expected to result in material injury to our business or reputation.

The 24 month severance term for our Chief Executive Officer is longer than the 18 month severance term for other named executive officers because we desired the benefits to us of extended non-competition and non-solicitation covenant periods. Similarly, the 18 month severance period for our Executive Vice Presidents and Senior Vice Presidents, including the other named executive officers, is longer that other eligible employees because we also desired the benefits of their relatively longer restrictive covenant periods.

Executive Stock Ownership

Stock Ownership Guidelines:  Our Board believes that it is important for all of our officers, including our officers and officers of our subsidiary Covanta Energy, to acquire and maintain a substantial equity ownership position in our company. Accordingly, we have established stock ownership guidelines for our officers in order to specifically identify and align the interests of our officers with our stockholders and focus attention on managing our business as an equity owner. Our guidelines provide that credit is given for unvested restricted stock holdings toward individual targets, and transition periods are included for newly-named officers or individuals who have been promoted. Officers are given five years to reach their target ownership levels from the date we adopted the stock ownership guidelines, if they were officers governed by such guidelines as of such date, or five years from the date they became an officer governed by the guidelines. Given the importance of continued significant stock ownership in aligning the interests of our officers with our stockholders and the significant appreciation in the trading price of our common stock at that time, the Compensation Committee, as part of its ongoing review process, amended its stock ownership guidelines in February 2008 to increase the holdings by the Chief Executive Officer and the officers with the title of Executive Vice President or Covanta Energy Division President, with an additional two years time given to such officers to comply with the revised or newly applicable guidelines. The current guidelines are as follows:

Multiple of Base
Title	Salary

Chief Executive Officer	4.0 x Base Salary
Executive Vice Presidents and Covanta Energy Division Presidents	3.0 x Base Salary
Senior Vice Presidents	2.0 x Base Salary
Vice Presidents	1.0 x Base Salary

The Compensation Committee has the sole discretion and authority to modify the stock ownership guidelines at any time.

Insider Derivative and Short-Sale Trading Restrictions:  In order to avoid any appearance of a conflict of interest and to prevent opportunities for trading in violation of applicable securities laws, it is our policy that our employees, including our officers and directors, may not purchase or sell options on our common stock, nor engage in short sales with respect to our common stock. Also, we prohibit trading by employees, officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are linked directly to our common stock. These prohibitions prevent our employees, officers and directors from hedging the economic risk inherent with their ownership of our common stock.

Perquisites

Consistent with our philosophy of providing the same forms of compensation throughout a broad spectrum of our managerial base we did not provide any perquisites to our named executive officers.

Benefit Plans

We provide company-sponsored insurance and retirement benefit plans to our named executive officers. Benefit programs for named executive officers are the same as those offered to our non-union employee base and are designed to offer financial security.

Insurance Plans

The core insurance package includes health, dental, disability, AD&D and basic group life insurance coverage.

Retirement Plans

We provide retirement benefits to named executive officers through a combination of qualified and non-qualified plans, as such terms are used and defined under the Tax Code. We believe these retirement plans are a cost-effective means of providing for long-term retention of our named executive officers. Effective January 1, 2010, we amended our defined benefit and non-qualified benefit plans to exclude future compensation increases received by eligible participants after December 31, 2009. For more information on the retirement plans, see “Retirement Plans” under the “Executive Compensation” heading of this proxy statement.

Determining Benefit Levels

The Compensation Committee reviews benefit levels periodically to ensure that the plans and programs create the desired incentives for our employees, including named executive officers, which are generally competitive with the applicable marketplace, are cost-effective, and support our human capital needs. Benefit levels are not tied to company, business area or individual performance. In part due to the stock ownership guidelines that we have adopted for our officers and officers of our subsidiary Covanta Energy, we have not reviewed or tied retirement benefits to gains realized upon the exercise of stock options or the sale of restricted stock.

Tax Considerations

We generally will be entitled to a tax deduction in connection with awards under the Equity Award Plan in an amount equal to the ordinary income realized by participants and at the time the participants recognize such income. Special rules limit the deductibility of compensation paid to our named executive officers.

Under section 162(m) of the Tax Code, the annual compensation paid to named executive officers will be deductible to the extent it does not exceed $1,000,000 or satisfies certain conditions set forth in section 162(m) relating to qualifying performance-based compensation plans. Qualifying performance-based compensation consists of compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders. For 2009, a portion of grants of restricted stock have been designed to satisfy the requirements for deductible compensation and we received approval from our stockholders for performance awards at our 2009 Annual Meeting of Stockholders. However, the Compensation Committee retains the discretion to award compensation that exceeds section 162(m)’s deductibility limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon the review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2009. This report is provided by the following independent directors, who comprised the Compensation Committee throughout 2009 and through the date hereof:

Robert S. Silberman (Chair)
David M. Barse
Peter C. B. Bynoe

Summary Compensation Table For Year Ended December 31, 2009

The following table sets forth the compensation for the services in all capacities to us or our subsidiary companies for the years ended December 31, 2009, 2008 and 2007 of (a) our Chief Executive Officer, (b) our Chief Financial Officer, and (c) the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, employed by us as of December 31, 2009, whose total annual salary and bonus exceeded $100,000, referred to as the “named executive officers” in this proxy statement:

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total(7)
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Anthony J. Orlando	2009	$726,923	$750,017	$—	$779,534	$305,064	$22,724	$2,584,262
President & Chief	2008	$700,000	$900,009	$1,900,812	$598,838	$284,413	$21,368	$4,405,440
Executive Officer	2007	$550,000	$600,001	$2,454,643	$545,000	$153,730	$21,135	$4,324,509
Mark A. Pytosh	2009	$441,450	$400,013	$—	$397,163	$—	$22,402	$1,261,028
Executive Vice	2008	$425,100	$475,017	$—	$313,334	$—	$21,046	$1,234,497
President & Chief Financial Officer(8)	2007	$390,000	$250,015	$1,363,691	$328,770	$—	$20,745	$2,353,221
John M. Klett	2009	$359,820	$375,008	$—	$275,051	$184,763	$22,286	$1,216,928
Executive Vice	2008	$346,494	$430,008	$—	$235,267	$162,568	$20,930	$1,195,267
President & Chief Operating Officer of Covanta Energy	2007	$329,994	$250,015	$1,227,321	$237,100	$103,475	$20,605	$2,168,510
Seth Myones	2009	$321,923	$370,007	$—	$210,994	$94,517	$22,181	$1,019,622
President, Americas	2008	$310,000	$420,002	$—	$175,600	$79,910	$20,825	$1,006,337
Covanta Energy	2007	$258,677	$200,008	$1,090,952	$149,230	$40,351	$20,383	$1,759,601
Timothy J. Simpson	2009	$321,923	$370,007	$—	$202,081	$68,964	$22,181	$985,156
Executive Vice President,	2008	$310,000	$420,002	$—	$171,004	$64,297	$20,825	$986,128
General Counsel & Secretary	2007	$287,846	$240,018	$1,090,952	$171,070	$28,280	$20,474	$1,838,640

(1)	Although annual salaries did not change in 2009, the payments for 2009 reflect 27 bi-weekly payments within the calendar year. See also “Employment Arrangements and Potential Payments Upon Termination or Change in Control” below.

(2)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value is computed using the closing price of the shares on the grant date.

(3)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value is computed using the Black Scholes option pricing model and includes assumptions about the expected life and stock price volatility. See “Stock-Based Award Plans” in the notes to our consolidated financial statement included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)	Amounts included for 2009 represent the value of the annual incentive cash awards received by each named executive officer in 2010 in respect of service performed in 2009. See the “Grants of Plan-Based Award” table for more information.

(5)	The amounts shown for each named executive officer in this column is attributable to the change in actuarial present value of the accumulated benefit under defined benefit and actuarial plans at December 31, of the applicable year, as compared to December 31, of the immediately preceding year. No named executive officer received preferential or above-market earnings on deferred compensation in 2009.

(6)	The amounts shown in this column for 2009 consist of the following components:

		Company
		Contribution to
	Company	Defined	Life Insurance
	401(k)	Contribution	Premiums Paid
Name	Match(a)	Plan(b)	by Company	Total

Anthony J. Orlando	$9,800	$11,496	$1,428	$22,724
Mark A. Pytosh	$9,800	$11,496	$1,106	$22,402
John M. Klett	$9,800	$11,496	$990	$22,286
Timothy J. Simpson	$9,800	$11,496	$885	$22,181
Seth Myones	$9,800	$11,496	$885	$22,181

a.	Represents matching contributions to the 401(k) account under the Covanta Energy Savings Plan of each named executive officer. See the description of the plan in “Retirement Plans” for more information.

b.	Represents contributions to the defined contribution retirement plan account under the Covanta Energy Savings Plan of each named executive officer. See the description of the plan in “Retirement Plans” for more information.

(7)	Represents the sum of the amounts in all of the columns of the Summary Compensation Table for each named executive officer.

(8)	Mr. Pytosh resigned as Executive Vice President and Chief Financial Officer effective as of March 31, 2010.

Equity Award Plan

Our Equity Award Plan was originally approved by our stockholders in October 2004 and subsequent amendments were approved by our stockholders on September 19, 2005 and May 1, 2008 to increase the number of authorized shares available for issuance under the Equity Award Plan to 12,000,000 shares and on May 7, 2009 to provide for additional performance-based awards and performance criteria. This Equity Award Plan replaced our 1995 Stock and Incentive Plan, which was terminated in October 2004. The 1995 Stock and Incentive Plan now remains in effect only until all awards granted under it have been satisfied or expired.

The Equity Award Plan is administered by the Compensation Committee of our Board. Awards under the Equity Award Plan may be granted to employees (including officers) of the Company, its subsidiaries and affiliates. The Equity Award Plan provides for awards to be made in the form of (a) shares of restricted stock, (b) restricted stock units, (c) incentive stock options, (d) non-qualified stock options, (e) stock appreciation rights, (f) performance awards, or (g) other stock-based awards which relate to or serve a similar function to the awards described above. Awards may be made on a stand alone, combination or tandem basis.

As of December 31, 2009 there were 6,331,961 shares of common stock available for grant under the Equity Award Plan and no participant may be granted in any calendar year awards with respect to more than 250,000 shares of restricted stock or options to purchase 650,000 shares of common stock.

The following table provides information on both equity incentive awards that were made under our Equity Award Plan and the range of incentive cash awards during the year ended December 31, 2009.

Grants of Plan-Based Awards — 2009

					Estimated	All	All		Grant
					Future	Other	Other		Date
					Payouts	Stock	Option		Fair
					Under	Awards:	Awards:	Exercise	Value of
		Estimated Possible Payouts Under			Equity	Number	Number	or Base	Stock
		Non-Equity Incentive Plan			Incentive	of Shares	of Securities	Price of	and
		Awards(1)			Plan Awards	of Stock or	Underlying	Option	Option
		Threshold	Target	Maximum	Target(2)	Units(2)	Options	Awards	Awards(3)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	($/sh)	($)

Anthony J. Orlando	February 26, 2009	$315,000	$630,000	$1,260,000	29,695	15,297	—	—	$750,017
Mark A. Pytosh	February 26, 2009	$148,785	$297,570	$595,140	15,837	8,159	—	—	$400,013
John M. Klett	February 26, 2009	$112,611	$225,221	$450,442	14,847	7,649	—	—	$375,008
Timothy J. Simpson	February 26, 2009	$77,500	$155,000	$310,000	14,649	7,547	—	—	$370,007
Seth Myones	February 26, 2009	$77,500	$155,000	$310,000	14,649	7,547	—	—	$370,007

(1)	The amounts shown in these columns reflect the range of payouts targeted for 2009 performance under our annual incentive cash award plan. In February 2009, our Compensation Committee established various levels of performance. The amounts shown in the “threshold” column represent the amount of cash award payable if only the minimum level of Company and individual performance is attained. The amounts shown in the “target” and the “maximum” columns represent the amount of cash awards granted if the target and maximum level, respectively, of individual performance are attained. Please see the “Compensation Discussion and Analysis” for more information regarding these awards and performance measures.

(2)	The number of shares shown reflects the 2009 restricted stock awards under our Equity Award Plan. The restricted stock awards made in 2009 vested ratably over three years, with 34% of the shares vesting on the basis of continued employment and 66% vesting on the basis of satisfaction of predetermined performance criteria. The portion of the award that vests solely based on continued employment is included in the “All Other Stock Awards: Number of Shares of Stock or Units” column. The portion of the award that vests based on the performance criteria is included in the “Estimated Future Payouts Under Equity Incentive Plan Awards — Target” column. As the performance awards vest on an all or nothing basis, there is not a threshold or maximum future payout under the award, but only a target amount possible upon reaching the performance goals. For 2009, the performance vesting threshold was set at our business reaching 90% of the free cash flow target level.

(3)	Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For our named executive officers, we have assumed for calculating the grant date fair value under FASB ASC Topic 718 that the forfeiture rate was zero.

The following table sets forth the outstanding equity awards held by each of our named executive officers as of December 31, 2009:

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards				Stock Awards
										Equity
										Incentive
								Equity		Plan
								Incentive		Awards:
								Plan		Market
								Awards:		or Payout
							Market	Number		Value of
					Number of		Value of	of Unearned		Unearned
	Number of	Number of			Shares or		Shares	Shares,		Shares,
	Securities	Securities			Units of		or Units of	Units or		Units or
	Underlying	Underlying			Stock		Stock	Other		Other
	Unexercised	Unexercised	Option		That Have		That Have	Rights		Rights
	Options	Options	Exercise	Option	Not		Not	That Have		That Have
	(#)	(#)	Price	Expiration	Vested		Vested(1)	Not Vested		Not Vested(1)
Name	Exercisable	Unexercisable	($)	Date	(#)		($)	(#)		($)

Anthony J. Orlando	186,542	—	$7.43	10/5/2014	3,088	(4)	$473,108	5,995	(7)	$918,429
	108,000	162,000 (2)	$22.02	3/17/2017	7,768	(5)		15,080	(8)
	40,000	160,000 (3)	$26.26	2/21/2018	15,297	(6)		29,695	(9)
Mark A. Pytosh	50,000	—	$20.35	9/1/2016	1,287	(4)	$245,047	2,498	(7)	$475,677
	60,000	90,000 (2)	$22.02	3/17/2017	4,100	(5)(10)		7,960	(8)(10)
					8,159	(6)(10)		15,837	(9)(10)
John M. Klett	61,746	—	$7.43	10/5/2014	1,286	(4)	$228,766	2,498	(7)	$444,110
	54,000	81,000 (2)	$22.02	3/17/2017	3,711	(5)		7,205	(8)
					7,649	(6)		14,847	(9)
Timothy J. Simpson	63,105	—	$7.43	10/5/2014	1,236	(4)	$224,461	2,398	(7)	$435,698
	48,000	72,000 (2)	$22.02	3/17/2017	3,625	(5)		7,038	(8)
					7,547	(6)		14,649	(9)
Seth Myones	51,542	—	$7.43	10/5/2014	1,029	(4)	$220,716	1,998	(7)	$428,462
	48,000	72,000 (2)	$22.02	3/17/2017	3,625	(5)		7,038	(8)
					7,547	(6)		14,649	(9)

(1)	Based on the closing price of our common stock of $18.09 on December 31, 2009, as reported on the New York Stock Exchange.

(2)	Options vest in three equal installments on March 17, 2010, March 17, 2011 and March 17, 2012.

(3)	Options vest in four equal installments on March 21, 2010, March 21, 2011, March 21, 2012 and March 21, 2013.

(4)	Restricted stock vests on March 17, 2010.

(5)	Restricted stock vests in two equal installments on March 17, 2010 and March 17, 2011.

(6)	Restricted stock vests in three equal installments on March 17, 2010, March 17, 2011 and March 17, 2012.

(7)	Performance restricted stock vests on March 17, 2010 subject to specified targets.

(8)	Performance restricted stock vests in two equal installments on March 17, 2010 and March 17, 2011 subject to specified targets.

(9)	Performance restricted stock vests in three equal installments on March 17, 2010, March 17, 2011 and March 17, 2012 subject to specific targets.

(10)	Pursuant to Mr. Pytosh’s resignation effective as of March 31, 2010, awards vesting after March 31, 2010 will be forfeited and cancelled.

The following table sets forth the option exercises and stock vesting for each of our named executive officers during the year ended December 31, 2009:

Option Exercises and Stock Vested During 2009

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Anthony J. Orlando	—	—	35,231	$497,109
Mark A. Pytosh	—	—	16,482	$232,561
John M. Klett	—	—	15,134	$213,541
Timothy J. Simpson	—	—	14,658	$206,824
Seth Myones	—	—	12,778	$180,298

(1)	None of the named executive officers exercised any stock options during 2009.

(2)	Amounts were determined by multiplying the number of shares of restricted stock that vested on March 17, 2009 by $14.11, the closing price on the New York Stock Exchange of our common stock on such date.

Retirement Plans

Pension Benefits

Covanta Energy Pension Plan

Messrs. Orlando, Klett, Simpson and Myones participate in the Covanta Energy Pension Plan, a tax-qualified defined benefit plan of Covanta Energy subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Covanta Energy Pension Plan became effective as of January 1, 1989 and was frozen effective December 31, 2005. This plan, which was maintained by Covanta Energy prior to and during its bankruptcy proceedings, is a qualified defined benefit plan covering all eligible domestic employees of Covanta Energy who had at least one year of service, were at least 21 years of age and did not participate in retirement plans offered by collective bargaining units. Participants with five years of service, as defined by this plan, are entitled to annual pension benefits once they reach normal retirement age (65) equal to 1.5% of the participant’s highest average compensation during the five consecutive calendar years of employment out of the ten consecutive calendar years ended December 31, 2009, when the calculation date under the plan was frozen, multiplied by the participants total years of service earned prior to January 1, 2002. For years of service earned after December 31, 2001, the benefit formula has been reduced to coordinate with social security. The reduced benefit is equal to 0.95% of the participant’s average compensation up to the 35-year average of the social security wage base in effect during the 35-year period ending on the last day of the calendar year in which the participant’s employment is terminated, plus 1.5% of the participant’s average compensation in excess of the 35-year average for each year of service earned after December 31, 2001 not to exceed 35 years of service. For each year of service exceeding 35 years earned after December 31, 2001, an additional benefit of 0.95% of final average compensation will be provided. Compensation includes salary and other compensation received during the year and deferred income earned, but does not include imputed income, severance pay, special discretionary cash payments or other non-cash compensation. The relationship of the covered compensation to the annual compensation shown in the Summary Compensation Table would be the Salary and Non-equity Incentive Plan Compensation Award columns. A plan participant who is at least age 55 and who retires after completion of at least five years of eligible service receives a benefit equal to the amount the participant would have received if the participant had retired at age 65, reduced by an amount equal to 0.5% of the benefit multiplied by the number of months between the date the participant commences receiving benefits and the date the participant would have commenced to receive benefits if he had not retired prior to age 65.

Of our named executive officers, only Messrs. Orlando, Klett, Simpson and Myones participate in this plan because of their prior employment by Covanta Energy and satisfaction of the full year of service requirement for participation. Effective upon freezing participation in this defined benefit plan on December 31, 2005, all employees, including the named executive officers noted above, who were active participants in the plan on that date were 100% vested and acquired a nonforfeitable right to the plan’s benefits as of such date. Pension benefits are provided to participants under several types of retirement options based upon years of continuous service and age. Retirement benefits are paid to pensioners or beneficiaries in the form of a straight life annuity or various forms of joint and survivor annuities. In calculating benefits to eligible employees, we take into account an individual employee’s average earnings over his or her highest five consecutive years of the last ten years of employment, and his or her total years of eligible service. While the participant’s pension benefits will reflect the highest average five consecutive year compensation level of their ten years of employment ended December 31, 2009, when the calculation date under the plan was frozen, under the terms of the plan as frozen, we disregard all years of service after December 31, 2005 for purposes of determining the “total years of service” component of the calculated benefit. Compensation includes salary and other compensation received during the year and deferred income earned, but does not include imputed income, severance pay, special discretionary cash payments or other non-cash compensation.

Supplemental Benefit Plan

We provided to eligible employees, including Messrs. Orlando, Klett, Simpson and Myones, a non-qualified supplemental defined benefit plan, relative to the Covanta Energy Pension Plan. This plan provided a benefit equivalent to the Covanta Energy Pension Plan benefit for earnings above the Internal Revenue Service earnings cap, which was $245,000 in 2009.

This non-qualified plan was in effect since the inception of the Covanta Energy Pension Plan, continued in effect throughout Covanta Energy’s bankruptcy and was approved as part of its reorganization plan by creditors and the bankruptcy court. This plan represents an unfunded and unsecured obligation of Covanta Energy to pay its calculated benefit to retiring employees as and when they would otherwise be eligible to receive a benefit under the now-frozen qualified defined benefit plan. In connection with the freezing of the Covanta Energy Pension Plan, this plan also was frozen effective December 31, 2005 on the same terms as applicable to the related qualified plan.

The following table shows pension benefit information as of December 31, 2009 for the named executive officers under the Covanta Energy Pension Plan and the Covanta Energy Supplemental Benefit Plan. No pension benefits were paid to any of the named executive officers in the year ended December 31, 2009.

Pension Benefits 2009

			Present
		Number of	Value of
		Years of	Accumulated
		Credited Service	Benefit(1)
Name	Plan Name	(#)	($)

Anthony J. Orlando	Covanta Energy Pension Plan	19.7	$446,147
	Supplemental Benefit Plan	19.7	$1,106,637
Mark A. Pytosh	Covanta Energy Pension Plan	—	—
	Supplemental Benefit Plan	—	—
John M. Klett	Covanta Energy Pension Plan	20.8	$1,154,731
	Supplemental Benefit Plan	20.8	$543,230
Timothy J. Simpson	Covanta Energy Pension Plan	14.4	$255,911
	Supplemental Benefit Plan	14.4	$217,964
Seth Myones	Covanta Energy Pension Plan	17.7	$274,623
	Supplemental Benefit Plan	17.7	$266,812

(1)	Our actuarial assumptions used to determine the present value of the accumulated benefit at December 31, 2009 were as follows: a measurement date of December 31, a discount rate of 6.25%, a retirement age of 65 years and the “RP-2000 Mortality” for the Covanta Energy Pension Plan (qualified plan) and the 1994 Group Annuity Reserving for the Supplemental Retirement Plan (nonqualified plan). The RP-2000 Mortality refers to the RP-2000 Combined Mortality Table which combines the mortality experience of active employees and healthy annuitants and is one of the mortality tables developed by the Society of Actuaries in connection with the Retirement Protection Act of 1994, as amended, which established mortality assumptions to be used when calculating current liabilities for pension plans.

Covanta Energy Savings Plan

The Covanta Energy Savings Plan is comprised of two components: The first component, which we provide to eligible employees, including named executive officers, is a qualified 401(k) retirement plan. All full-time and part-time employees not subject to a collective bargaining agreement are eligible to participate in this plan upon employment. Named executive officers may elect to contribute a fixed percentage of their earnings into this plan, up to the limit prescribed for 2009 by the Internal Revenue Service, referred to in this proxy statement as the “IRS,” of $245,000 in annual earnings. We provide a matching contribution of 100% of the first 3% of such participant’s annual compensation, and 50% of the next 2% of such participant’s annual compensation up to the IRS limit. Our matching contributions are immediately vested.

The second component, which we provide eligible employees, including named executive officers, is a qualified defined contribution retirement plan. This plan became effective as of January 1, 2006 and was designed as an ongoing substitute for the pre-existing defined benefit plan which was frozen as of December 31, 2005. We contribute to this defined contribution plan an amount equal to 3% of such participant’s annual eligible compensation as defined in the plan document up to the social security wage base (which for 2009 was $106,800) and 6% of additional annual compensation up to the IRS limit, which was $245,000 in 2009. Contributions to the defined contribution plan vest in equal amounts over a five year period based on continued employment.

Employment Arrangements and Potential Payments upon Termination or Change in Control

Employment Agreements

In October 2004, we entered into employment agreements with our senior management team. Each of the employment agreements entered into at that time, as well as the employment agreement entered into with

Mr. Pytosh as of September 1, 2006, were substantially similar, except for specific levels of compensation and the term of severance for the Chief Executive Officer. Each of these employment agreements expired in October 2009.

Change in control and other termination of employment arrangements for our senior management team, including all named executive officers, are now provided in the Severance Plan for Covanta Energy Corporation Senior Officers, which was adopted by the Compensation Committee on February 24, 2010.

Defined Terms in the Severance Plan and Growth Equity Award Agreements Form

For purposes of the Severance Plan and growth equity award agreements, the term “change in control” is defined as follows:

“Change in Control” shall mean the occurrence of any of the following events, each of which shall be determined independently of the others:

(a) any “Person,” other than a holder of at least 10% of our outstanding voting power as of the date of the respective employment agreement, becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of a majority of our stock or the stock of Covanta Energy entitled to vote in the election of our directors or the directors of Covanta Energy. For purposes of this definition, the term “Person” is used as such term is used Sections 13(d) and 14(d) of the Exchange Act;

(b) the individuals who are our “Continuing Directors” cease to constitute a majority of the members of the Board. For purposes of this definition, “Continuing Directors” shall mean the members of the Board on the date of execution of the respective employment agreement, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by at least a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director;

(c) our stockholders or the stockholders of Covanta Energy adopt and consummate a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of our assets or the assets of Covanta Energy;

(d) either we or Covanta Energy is a party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, with an unaffiliated third party, unless our business or the business of Covanta Energy following consummation of such merger, consolidation or other business combination is continued following any such transaction by a resulting entity (which may be, but need not be, us or Covanta Energy, as the case may be) and our stockholders or the stockholders of Covanta Energy immediately prior to such transaction hold, directly or indirectly, at least a majority of the voting power of the resulting entity; provided, however, that a merger or consolidation effected to implement a recapitalization of us or Covanta Energy (or similar transaction) shall not constitute a Change in Control;

(e) there is a Change in Control of us or Covanta Energy of a nature that is reported in response to Item 5.01 of Current Report on Form 8-K or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not we or Covanta Energy, as the case may be, are then subject to such reporting requirements; provided, however, that for purposes of this Agreement, a Change in Control shall not be deemed to occur if the Person or Persons deemed to have acquired control is or are a holder of at least 10% of our outstanding voting power as of the date of each respective employment agreement; or

(f) Covanta consummates a transaction which constitutes a “Rule 13e-3 transaction” (as such term is defined in Rule 13e-3 of the Exchange Act) prior to the termination or expiration of this Agreement.

For purposes of the Severance Plan, the term “Eligible Termination of Employment” means the involuntary termination other than for cause of an employee’s employment with Covanta or any of its subsidiaries. The new growth equity award agreements have a similar concept of termination without cause. For the definition of “cause”, see “Executive Compensation — Compensation Discussion & Analysis — Revised Compensation Structure for 2010 — Employment Arrangements” earlier in this proxy statement.

Executive Officer Termination Compensation

Anthony J. Orlando was named our President and Chief Executive Officer effective October 2004. Mr. Orlando continues to serve as the President and Chief Executive Officer of Covanta Energy, a position he has held since November 2003.

The following table shows the potential payments to Mr. Orlando upon his termination of employment or a change in control of the Company under the Severance Pay and the Covanta Holding Corporation restricted stock award agreements in effect on the date of any such applicable award, and referred to in this proxy statement as the “Restricted Stock Award Agreement” or other plans or agreements of the Company outstanding as of December 31, 2009, assuming that: (a) the Severance Plan adopted in February 24, 2010 and currently in effect was in effect as of December 31, 2009; and (b) a termination or change of control occurred on December 31, 2009. The table (1) excludes vested account balances under the Covanta Energy Savings Plan and (2) the benefits set forth in the “Pension Benefits 2009” table.

Executive Officer
Benefits and
Payment upon
Termination or	Voluntary				Not for Cause		For Cause		Change in
Change in Control	Termination		Retirement		Termination		Termination		Control		Death		Disability

Compensation:
Cash	$26,923	(1)	$26,923	(1)	$1,400,000	(2)	$26,923	(1)	$2,959,068	(3)	$26,923	(1)	$26,923	(1)
Stock Option	0		0		0		0		0	(4)(5)	0		0
Restricted Stock	0		0		0		0		1,391,543	(4)(6)	0		0
Benefits and Perquisites:
Health Care	0		0		31,742	(7)	0		31,742	(7)	0		35,852	(8)
Life Insurance Benefits	0		0		0		0		0		1,000,000	(9)	0

Total:	$26,923		$26,923		$1,431,742		$26,923		$4,382,353		$1,026,923		$62,775

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	In the event that Mr. Orlando’s employment is terminated without cause, he shall be entitled to a severance payment equal to 24 months of his then current annual base pay and continuation of medical and dental insurance coverages for 24 months. The severance payment is payable in accordance with the normal payroll cycle with payment in full no later than December 31st of the second calendar year following the calendar year in which the eligible termination occurred.

(3)	In the event that Mr. Orlando’s employment is terminated without cause within one year following a change in control, he shall be entitled to a severance payment equal to two times the amount of Mr. Orlando’s then current annual salary plus his average annual cash bonus received during the two prior full employment years, plus any accrued but unpaid bonus and continuation of medical and dental coverage for two years. Change in control severance payments shall be paid as follows: (a) 50% on the 90th day following the date of Mr. Orlando’s termination of employment and (b) 50% on a monthly basis for a period of two years following the date of Mr. Orlando’s termination of employment.

(4)	Under the terms of the Restricted Stock Award Agreement, if Mr. Orlando’s termination is a result of a change in control, all unvested options, shares of restricted stock or other equity awards then held by Mr. Orlando shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(5)	Represents the value of unvested stock options held by Mr. Orlando. However, because the exercise price of $22.02 with respect to 162,000 shares and $26.26 per share with respect to 160,000 shares is greater than the $18.09 per share closing price of our common stock on the New York Stock Exchange on December 31, 2009, the unvested stock options have no value for purposes of this table.

(6)	Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Orlando by $18.09, the closing price of our common stock on the New York Stock Exchange on December 31, 2009.

(7)	Pursuant to the Severance Plan, provided Mr. Orlando’s employment terminated without cause or good reason or as a result of a change in control, he would be entitled to continuation of medical and dental coverage for 24 months.

(8)	Under Covanta’s long-term disability policy, Covanta provides medical and dental coverage for up to 24 months provided Mr. Orlando meets the definition of “disabled” pursuant to that policy.

(9)	Reflects the estimated present value of the proceeds payable to Mr. Orlando’s beneficiaries upon his death.

Mark A. Pytosh served as our Executive Vice President and Chief Financial Officer from November 2007 until his resignation effective as of March 31, 2010; and as our Senior Vice President and Chief Financial Officer from September 2006 to November 2007.

The following table shows the potential payments to Mr. Pytosh upon his termination of employment or a change in control of the Company under the Severance Plan and the Covanta Holding Corporation Restricted Stock Award Agreement or other plans or agreements of the Company outstanding as of December 31, 2009, assuming that: (a) the Severance Plan adopted on February 24, 2010 and currently in effect was in effect as of December 31, 2009; and (b) a termination or change of control occurred on December 31, 2009. The table excludes vested account balances under the Covanta Energy Savings Plan.

Executive Officer
Benefits and
Payment upon
Termination or	Voluntary				Not for Cause		For Cause		Change in
Change in Control	Termination		Retirement		Termination		Termination		Control		Death		Disability

Compensation:
Cash	$16,350	(1)	$16,350	(1)	$637,650	(2)	$16,350	(1)	$1,233,245	(3)	$16,350	(1)	$16,350	(1)
Stock Option	0		0		0		0		0	(4)(5)	0		0
Restricted Stock	0		0		0		0		720,724	(4)(6)	0		0
Benefits and Perquisites:
Health Care	0		0		23,806	(7)	0		23,806	(7)	0		35,852	(8)
Life Insurance Benefits	0		0		0		0		0		750,000	(9)	0

Total:	$16,350		$16,350		$661,456		$16,350		$1,977,775		$766,350		$52,202

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	In the event that Mr. Pytosh’s employment is terminated without cause, he shall be entitled to a severance payment equal to 18 months of his then current annual base pay and continuation of medical and dental insurance coverages for 18 months. The severance payment is payable in accordance with the normal payroll cycle with payment in full no later than December 31st of the second calendar year following the calendar year in which the eligible termination occurred.

(3)	In the event that Mr. Pytosh’s employment is terminated without cause within one year following a change in control, he shall be entitled to a severance payment equal to 1.5 times the amount of Mr. Pytosh’s then current annual salary plus his average annual cash bonus received during the two prior full employment years, plus any accrued but unpaid bonus and continuation of medical and dental coverage for two years. Change in control severance payments shall be paid as follows: (a) 50% on the 90th day following the date of Mr. Pytosh’s termination of employment and (b) 50% on a monthly basis for a period of 1.5 years following the date of Mr. Pytosh’s termination of employment.

(4)	Under the terms of the Restricted Stock Award Agreement, if Mr. Pytosh’s termination is a result of a change in control, all unvested options, shares of restricted stock or other equity awards then held by Mr. Pytosh shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(5)	Represents the value of unvested stock options held by Mr. Pytosh. However, because the exercise price of $22.02 with respect to 90,000 shares is greater than the $18.09 per share closing price of our common stock on the New York Stock Exchange on December 31, 2009, the unvested stock options have no value for purposes of this table.

(6)	Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Pytosh by $18.09, the closing price of our common stock on the New York Stock Exchange on December 31, 2009.

(7)	Pursuant to the Severance Plan, provided Mr. Pytosh’s employment terminated without cause or good reason or as a result of a change in control, he would be entitled to continuation of medical and dental coverage for 18 months.

(8)	Under Covanta’s long-term disability policy, Covanta provides medical and dental coverage for up to 24 months provided Mr. Pytosh meets the definition of “disabled” pursuant to that policy.

(9)	Reflects the estimated present value of the proceeds payable to Mr. Pytosh’s beneficiaries upon his death.

John M. Klett has served as Covanta Energy’s Executive Vice President and Chief Operating Officer since November 2007 and as Covanta Energy’s Senior Vice President and Chief Operating Officer from May 2006 to November 2007. Previously Mr. Klett served as Covanta Energy’s Senior Vice President, Operations, from March 2003 to May 2006.

The following table shows the potential payments to Mr. Klett upon his termination of employment or a change in control of the Company under the Severance Plan and the Covanta Holding Corporation Restricted Stock Award Agreement or other plans or agreements of the Company outstanding as of December 31, 2009, assuming that: (a) the Severance Plan adopted on February 24, 2010 and currently in effect was in effect as of December 31, 2009; and (b) a termination or change of control occurred on December 31, 2009. The table (1) excludes vested account balances under the Covanta Energy Savings Plan and (2) the benefits set forth in the “Pension Benefits 2009” table.

Executive Officer
Benefits and
Payment upon
Termination or	Voluntary				Not for Cause		For Cause		Change in
Change in Control	Termination		Retirement		Termination		Termination		Control		Death		Disability

Compensation:
Cash	$13,327	(1)	$13,327	(1)	$519,741	(2)	$13,327	(1)	$932,318	(3)	$13,327	(1)	$13,327	(1)
Stock Option	0		0		0		0		0	(4)(5)	0		0
Restricted Stock	0		0		0		0		672,912	(4)(6)	0		0
Benefits and Perquisites:
Health Care	0		0		23,806	(7)	0		23,806	(7)	0		35,852	(8)
Life Insurance Benefits	0		0		0		0		0		693,000	(9)	0

Total:	$13,327		$13,327		$543,547		$13,327		$1,629,036		$706,327		$49,179

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	In the event that Mr. Klett’s employment is terminated without cause, he shall be entitled to a severance payment equal to 18 months of his then current annual base pay and continuation of medical and dental insurance coverages for 18 months. The severance payment is payable in accordance with the normal payroll cycle with payment in full no later than December 31st of the second calendar year following the calendar year in which the eligible termination occurred.

(3)	In the event that Mr. Klett’s employment is terminated without cause within one year following a change in control, he shall be entitled to a severance payment equal to 1.5 times the amount of Mr. Klett’s then current annual salary plus his average annual cash bonus received during the two prior full employment years, plus any accrued but unpaid bonus and continuation of medical and dental coverage for two years. Change in control severance payments shall be paid as follows: (a) 50% on the 90th day following the date of Mr. Klett’s termination of employment and (b) 50% on a monthly basis for a period of 1.5 years following the date of Mr. Klett’s termination of employment.

(4)	Under the terms of the Restricted Stock Award Agreement, if Mr. Klett’s termination is a result of a change in control, all unvested options, shares of restricted stock or other equity awards then held by Mr. Klett shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(5)	Represents the value of unvested stock options held by Mr. Klett. However, because the exercise price of $22.02 with respect to 81,000 shares is greater than the $18.09 per share closing price of our common stock on the New York Stock Exchange on December 31, 2009, the unvested stock options have no value for purposes of this table.

(6)	Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Klett by $18.09, the closing price of our common stock on the New York Stock Exchange on December 31, 2009.

(7)	Pursuant to the Severance Plan, provided Mr. Klett’s employment terminated without cause or good reason or as a result of a change in control, he would be entitled to continuation of medical and dental coverage for 18 months.

(8)	Under Covanta’s long-term disability policy, Covanta provides medical and dental coverage for up to 24 months provided Mr. Klett meets the definition of “disabled” pursuant to that policy.

(9)	Reflects the estimated present value of the proceeds payable to Mr. Klett’s beneficiaries upon his death.

Timothy J. Simpson has served as our Executive Vice President, General Counsel and Secretary since November 2007 and as our Senior Vice President, General Counsel and Secretary from October 2004 to November 2007. Mr. Simpson continues to serve as the Senior Vice President, General Counsel and Secretary of Covanta Energy, a position he has held since March 2004.

The following table shows the potential payments to Mr. Simpson upon his termination of employment or a change in control of the Company under the Severance Plan and the Covanta Holding Corporation Restricted Stock Award Agreement or other plans or agreements of the Company outstanding as of December 31, 2009, assuming that: (a) the Severance Plan adopted on February 24, 2010 and currently in effect was in effect as of December 31, 2009; and (b) a termination or change of control occurred on December 31, 2009. The table (1) excludes vested account balances under the Covanta Energy Savings Plan and (2) the benefits set forth in the “Pension Benefits 2009” table.

Executive Officer
Benefits and
Payment upon
Termination or	Voluntary				Not for Cause		For Cause		Change in
Change in Control	Termination		Retirement		Termination		Termination		Control		Death		Disability

Compensation:
Cash	$11,923	(1)	$11,923	(1)	$465,000	(2)	$11,923	(1)	$768,122	(3)	$11,923	(1)	$11,923	(1)
Stock Option	0		0		0		0		0	(4)(5)	0		0
Restricted Stock	0		0		0		0		660,158	(4)(6)	0		0
Benefits and Perquisites:
Health Care	0		0		23,806	(7)	0		23,806	(7)	0		35,852	(8)
Life Insurance Benefits	0		0		0		0		0		620,000	(9)	0

Total:	$11,923		$11,923		$488,806		$11,923		$1,452,086		$631,923		$47,775

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	In the event that Mr. Simpson’s employment is terminated without cause, he shall be entitled to a severance payment equal to 18 months of his then current annual base pay and continuation of medical and dental insurance coverages for 18 months. The severance payment is payable in accordance with the normal payroll cycle with payment in full no later than December 31st of the second calendar year following the calendar year in which the eligible termination occurred.

(3)	In the event that Mr. Simpson’s employment is terminated without cause within one year following a change in control, he shall be entitled to a severance payment equal to 1.5 times the amount of Mr. Simpson’s then current annual salary plus his average annual cash bonus received during the two prior full employment years, plus any accrued but unpaid bonus and continuation of medical and dental coverage for two years. Change in control severance payments shall be paid as follows: (a) 50% on the 90th day following the date of Mr. Simpson’s termination of employment and (b) 50% on a monthly basis for a period of 1.5 years following the date of Mr. Simpson’s termination of employment.

(4)	Under the terms of the Restricted Stock Award Agreement, if Mr. Simpson’s termination is a result of a change in control, all unvested options, shares of restricted stock or other equity awards then held by Mr. Simpson shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(5)	Represents the value of unvested stock options held by Mr. Simpson. However, because the exercise price of $22.02 with respect to 72,000 shares is greater than the $18.09 per share closing price of our common stock on the New York Stock Exchange on December 31, 2009, the unvested stock options have no value for purposes of this table.

(6)	Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Simpson by $18.09, the closing price of our common stock on the New York Stock Exchange on December 31, 2009.

(7)	Pursuant to the Severance Plan, provided Mr. Simpson’s employment terminated without cause or good reason or as a result of a change in control, he would be entitled to continuation of medical and dental coverage for 18 months.

(8)	Under Covanta’s long-term disability policy, Covanta provides medical and dental coverage for up to 24 months provided Mr. Simpson meets the definition of “disabled” pursuant to that policy.

(9)	Reflects the estimated present value of the proceeds payable to Mr. Simpson’s beneficiaries upon his death.

Seth Myones has served as President — Americas, Covanta Projects since November 2007. Previously Mr. Myones served as Covanta Energy’s Senior Vice President, Business Management, from January 2004 to November 2007 and as Vice President, Regional Business Manager from 1994 to January 2004.

The following table shows the potential payments to Mr. Myones upon his termination of employment or a change in control of the Company under the Severance Plan and the Covanta Holding Corporation Restricted Stock Award Agreement or other plans or agreements of the Company outstanding as of December 31, 2009, assuming that: (a) the Severance Plan adopted on February 24, 2010 and currently in effect was in effect as of December 31, 2009; and (b) a termination or change of control occurred on December 31, 2009. The table (1) excludes vested account balances under the Covanta Energy Savings Plan and (2) the benefits set forth in the “Pension Benefits 2009” table.

Executive Officer
Benefits and
Payment upon
Termination or	Voluntary				Not for Cause		For Cause		Change in
Change in Control	Termination		Retirement		Termination		Termination		Control		Death		Disability

Compensation:
Cash	$11,923	(1)	$11,923	(1)	$465,000	(2)	$11,923	(1)	$781,491	(3)	$11,923	(1)	$11,923	(1)
Stock Option	0		0		0		0		0	(4)(5)	0		0
Restricted Stock	0		0		0		0		649,196	(4)(6)	0		0
Benefits and Perquisites:
Health Care	0		0		23,806	(7)	0		23,806	(7)	0		35,852	(8)
Life Insurance Benefits	0		0		0		0		0		620,000	(9)	0

Total:	$11,923		$11,923		$488,806		$11,923		$1,454,493		$631,923		$47,775

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	In the event that Mr. Myones’ employment is terminated without cause, he shall be entitled to a severance payment equal to 18 months of his then current annual base pay and continuation of medical and dental insurance coverages for 18 months. The severance payment is payable in accordance with the normal payroll cycle with payment in full no later than December 31st of the second calendar year following the calendar year in which the eligible termination occurred.

(3)	In the event that Mr. Myones’ employment is terminated without cause within one year following a change in control, he shall be entitled to a severance payment equal to 1.5 times the amount of Mr. Myones’ then current annual salary plus his average annual cash bonus received during the two prior full employment years, plus any accrued but unpaid bonus and continuation of medical and dental coverage for two years. Change in control severance payments shall be paid as follows: (a) 50% on the 90th day following the date of Mr. Myones’ termination of employment and (b) 50% on a monthly basis for a period of 1.5 years following the date of Mr. Myones’ termination of employment.

(4)	Under the terms of the Restricted Stock Award Agreement, if Mr. Myones’ termination is a result of a change in control, all unvested options, shares of restricted stock or other equity awards then held by Mr. Myones shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(5)	Represents the value of unvested stock options held by Mr. Myones. However, because the exercise price of $22.02 with respect to 72,000 shares is greater than the $18.09 per share closing price of our common stock on the New York Stock Exchange on December 31, 2009, the unvested stock options have no value for purposes of this table.

(6)	Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Myones by $18.09, the closing price of our common stock on the New York Stock Exchange on December 31, 2009.

(7)	Pursuant to the Severance Plan, provided Mr. Myones’ employment terminated without cause or good reason or as a result of a change in control, he would be entitled to continuation of medical and dental coverage for 18 months.

(8)	Under Covanta’s long-term disability policy, Covanta provides medical and dental coverage for up to 24 months provided Mr. Myones meets the definition of “disabled” pursuant to that policy.

(9)	Reflects the estimated present value of the proceeds payable to Mr. Myones’ beneficiaries upon his death.

Restrictive Covenants

Under the new form of growth equity award agreement, recipients, including all of the named executive officers, will be required to comply with their continuing obligations under the restrictive covenants relating to confidentiality, non-competition and non-solicitation of customers and employees. The length of the restrictive covenant periods correspond to the length of time for which such officers receive severance under the new Severance Plan as set forth below:

Named Executive Officer	Restrictive Covenant	Survival Period

Anthony J. Orlando	Non-Compete	24 months
	Non-Solicit Customers	24 months
	Non-Solicit Employees	24 months
	Confidentiality	60 months
Mark A. Pytosh(1), John M. Klett, Timothy J. Simpson and Seth Myones	Non-Compete	18 months
	Non-Solicit Customers	18 months
	Non-Solicit Employees	18 months
	Confidentiality	60 months

(1)	Mr. Pytosh resigned effective as of March 31, 2010. Due to the expiration of his employment agreement in accordance with its terms in October 2009, Mr. Pytosh is only subject to the restrictive covenants and survival periods set forth in his employment agreement, which do not correspond to the periods set forth in this chart.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Silberman (Chair), Barse or Bynoe, the persons who served as members of the Compensation Committee in 2009, were, during that year or previously, an officer or employee of ours or any of our subsidiaries or had any other relationship requiring disclosure herein, except as follows:

Mr. Barse was previously our President and Chief Operating Officer from July 1996 until July 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Arrangements

Prior to October 5, 2009, each of Anthony J. Orlando, Mark A. Pytosh, John M. Klett, Timothy J. Simpson and Seth Myones were party to employment agreements with the Company. These agreements expired by their terms in October 2009. See “Executive Compensation — Compensation Discussion & Analysis — Revised Compensation Structure for 2010 — Employment Arrangements” above.

Company Policies and Procedures

The Audit Committee or a special committee of the Board composed solely of disinterested directors formed for such purpose are responsible for review of “related person transactions” between us and related persons and making determinations regarding and/or approving and authorizing such transactions, or at their discretion, making a recommendation with respect to such related person transactions to the Board. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. These related person transactions apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

Our Policy of Business Conduct, which contains certain provisions setting out conflicts of interest and related party standards, applies to all of our employees, including each of our executive officers, and directors. Our Policy of Business Conduct provides that it is the responsibility of each of our executive officers and directors to advise us, through our general counsel, of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us or possible inconsistency with our policies or values. We annually solicit information from our directors and executive officers in order to monitor potential conflicts of interest. Any nominee for director is also requested to provide us the forgoing information. It is the policy of the Board and of the Audit Committee to apply the standards set forth in our Policy of Business Conduct and under applicable Delaware corporate law and applicable SEC and New York Stock Exchange rules and regulations in reviewing related person transactions and determining whether or not such transactions are reasonable and fair to us.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of four directors. Each of the current directors is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter and key practices approved by the Board. A copy of the charter and key practices is available on the Company’s website at www.covantaholding.com.

Management is responsible for the Company’s internal controls and financial reporting process. Ernst & Young LLP, a registered independent public accounting firm and the Company’s independent auditors for 2009, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and Ernst & Young to review and discuss the December 31, 2009 audited consolidated financial statements. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received written disclosures and the letter from Ernst & Young required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Ernst & Young the firm’s independence.

Based upon the Audit Committee’s discussions with management and Ernst & Young, and the Audit Committee’s review of the representations of management and Ernst & Young, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

William C. Pate (Chair)
Joseph m. holsten
richard l. huber
Jean Smith

INDEPENDENT AUDITOR FEES

The following table shows the aggregate fees that we incurred for audit, audit-related, tax and other services rendered by Ernst & Young LLP for the years ended December 31, 2009 and 2008 (in thousands of dollars):

	2009	2008

Audit Fees	$3,524	$4,051
Audit-Related Fees	154	160
Tax Fees	235	62
All Other Fees	2	2

Total	$3,915	$4,275

Audit Fees.  This category includes the fees for professional services performed by Ernst & Young for the audit of our annual consolidated financial statements, review of consolidated financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for both 2009 and 2008. Fees also include audits of effectiveness of internal controls, statutory and financial audits for our subsidiaries and reviews of registration statements we have filed.

Audit-Related Fees.  This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of an audit or review of our financial statements and are not reported above under “Audit Fees.” In both 2009 and 2008, these services principally related to financial statement audits of employee benefit plans.

Tax Fees.  This category consists of professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. The services for fees under this category in both 2009 and 2008 were related principally to tax compliance services.

All Other Fees.  This category consists of any other products or services provided by Ernst & Young not described above. The services for fees under this category in both 2009 and 2008 related to license accounting research software.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee Charter and Audit Committee Key Practices require the Audit Committee to pre-approve all permitted non-audit services. It is the Audit Committee’s practice to restrict the non-audit services that may be provided us by our independent auditors primarily to tax services and merger and acquisition due diligence and integration services, and then only when the services offered by the auditor’s firm are more effective or economical than services available from other providers, and, to the extent possible, only after competitive bidding for such services.

In June 2005, the Audit Committee adopted an Audit and Non-Audit Service Pre-Approval Policy, referred to as the “Pre-Approval Policy,” for all permitted work our independent auditors may perform for us. The Pre-Approval Policy provides for the general approval of specific types of services and gives detailed guidance as to the specific types of services eligible for general pre-approval within each of the specifically designated categories of services and provides for maximum dollar amounts for such pre-approved services. Any additional services not described in the Pre-Approval Policy or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policy for that specified year will require the further advance review and approval of the Audit Committee. Pre-approval of services is generally provided for up to one year. The Audit Committee has delegated the authority to grant any such additional required approval to its Chair between meetings of the Audit Committee, provided that the Chair reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee. The Pre-Approval Policy prohibits the Audit Committee from delegating to our management the Audit Committee’s responsibilities to pre-approve services performed by the independent auditors.

In pre-approving the services generating fees in 2008 and 2009, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.

PROPOSALS BY STOCKHOLDERS

In order for a proposal of a stockholder to be included in the proxy statement and form(s) of proxy relating to our 2011 annual meeting, the proposal must be received by us no later than December 2, 2010. In order to be considered for stockholder action at our 2011 annual meeting, a proposal of a stockholder must be received by us at our principal executive offices no later than February 15, 2011. All stockholder proposals should be directed to the attention of our Secretary at our principal offices as set forth on the first page of this proxy statement.

Timely receipt of a stockholder’s proposal will satisfy only one of various conditions established by the SEC for inclusion in our proxy materials.

INCORPORATION BY REFERENCE

The Audit Committee Report (including reference to the independence of the members of the Audit Committee) is not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2009, is being mailed together with this proxy statement to all of our stockholders of record. Upon the written request of any stockholder, we will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the SEC. Written requests may be made to Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004, Attention: Vice President, Investor Relations.

By Order of the Board of Directors

Covanta Holding Corporation

Timothy J. Simpson
Secretary

Dated: April 1, 2010

APPENDIX A

Covanta Holding Corporation
2009 Executive Compensation
General Industry Survey Participants List

3M
7-Eleven
A&P
A.G. Edwards
A.T. Cross
AAA
AAF McQuay International
AAI
AARP
ABB Inc
Abbott Laboratories
ABC
Abercrombie & Fitch -CL A
ABM Industries Inc
Accenture
Accredo Health Inc
ACH Food
ACI Worldwide
ACS
Acuity Brands Inc
Acumed LLC
Acushnet Company
ADC Telecommunications
Adidas America
Administaff Inc
Adobe Systems Inc
ADP Employer Services
Adtran Incorporated
Advance Publications
Advanced Health Media
Advanced Medical Optics
Advanced Micro Devices
Advanced Micro Devices
Advanta
Advics North America Inc
ADVO
Aegon USA
Aerojet
Aeronix Inc
Aetna
Affiliated Comp Svcs -CL A
AFLAC
AGC Houston
Agere Systems Inc
Agilent Technologies Inc
AIG
AIM Healthcare Services
Air Products & Chemicals Inc
Airgas Inc
Airlines Reporting Corp
Aisin Automotive
AK Steel Holding Corp
Akzo Nobel Inc
Alaska Air Group Inc
Alberto-Culver Co
Albertson’s Inc
Alcatel USA
Alcoa Inc
Alcon Laboratories
Alexander & Baldwin Inc
Alfa Laval Inc
Allbritton Communications — KATV
Allergan Inc
Allete
Alliance Data Systems
Alliance One Intl Inc
Alliant Techsystems Inc
Allianz
Allied Building Products Corp
Allied Waste Industries Inc
Allstate
Alsac St Jude
Alstom Power
Altana Pharma
Altria Group Inc
AMC Entertainment Inc
Ameren
America Online
American Academy of Orthopedic
Surgery
American Airlines
American Airlines Publishing
American Axle & Mfg Holdings
American Casino & Entertainment Properties
American Chemical Society
American Dehydrated Foods Inc
American Express Credit Card
American Family Insurance
American Greetings Corporation
American Power Conversion CP
American Red Cross
American Retirement Corp
American Standard Companies
American Superconductor
American United Life
American University
American Water Works
AmeriGas Propane Inc
Amerinet Central
AmeriPride Services Inc
Ameriprise Financial
Ameriquest Mortgage
Amerisourcebergen Corp
Ameritrade
Amern Eagle Outfitters Inc
Ameron
Ames True Temper
Ametek
Amgen Inc
Amphenol Corp
AMR Corp/DE
AmSouth
Anadarko Petroleum Corp
Analog Devices
Andersons Inc
Andrew Corporation
Anheuser-Busch Cos Inc
Anntaylor Stores Corp
Anteon Corporation
AOC
APAC
Apache Corp
APL
Apollo Group Inc
Apple Computer
Applebee’s International
Applera Corp
Applied Industrial Tech Inc
Applied Materials Inc
Applied Technology & Mgmt
Apria Healthcare Group Inc
Aramark Corporation
Arby’s Restaurant Group
Archer Daniels Midland Company
Archstone-Smith
Arctic Cat
Argo-Tech Corporation
Arinc Inc
Armstrong World Industries
Arrow Electronics Inc
Arrowpoint Corporation
Arup
ArvinMeritor
Ascension Parish School Board
Ashland Inc
Asset Marketing Service Inc
Asset Marketing Systems
Associated Banc-Corp
Assurant Health
AstraZeneca
AT&T
Atlantic Scientific Corp
Atmel Corp
Audiovox Corp -CL A
Aurora Healthcare
Aurora Loan Services
Austin Industries
Auto Club Group
Autoliv Inc
Automatic Data Processing
Automobile Club of S CA
Autonation Inc
AutoZone
Avaya
Avery Dennison Corp
Avista
Avnet Inc
Avon Products
AXA Equitable
Babcock & Wilcox Company
Babson College
BAE Systems — CNI Division
Baiichi Sankyo
Baker & Hostetler LLP
Baker Hughes Inc
Ball Corporation
Bank North
Bank of America
Bank of the West
Banta Corporation
Baptist Health System
Bard (C.R.) Inc
Barloworld Ind’l Distribution
Barloworld Scientific Ltd
Barnes & Noble Inc
Barnes Group
Barrick
Basler Electric Company
Bausch & Lomb Inc
Baxter International Inc
Bayer CropScience
Baylor College of Medicine
Baylor Health Care System
BB&T
BE & K Inc
Bearingpoint Inc
Bechtel
Beckman Coulter Inc
Becton Dickinson & Co
Bed Bath & Beyond Inc
Belk Stores Services
Bell Microproducts Inc
BellSouth
Belo Corp -Ser A Com
Bemis Mfg Company
Bendix
Best Buy Co Inc
BIC Inc
Big Lots Inc
Biodynamic Research Corp
Biomet Inc
Bioscrip
BJ Services Co
BJ’s Wholesale Club
Black & Decker Corp
Black & Veatch Inc
Blockbuster Entertainment
Blood Systems Inc
Blue Cross & Blue Shield of SC
Blue Cross Blue Shield of Florida
BMC Software Inc
BMW Manufacturing Corporation
Bob Evans Farms
Boehringer Ingelheim
Boeing
Borgwarner Inc
Boston Market Corp
Boston Scientific Corp
Bowater Inc
Bowne & Company Inc
Boy Scouts of America
Boyd Gaming Corporate
BP
BPB America Inc
Bracco Diagnostics
Brady Corporation
Bremer Financial
Brickforce Staffing
Briggs & Stratton
Brightpoint Inc
Brinker International
Brinks Co
Bristol-Myers Squibb Co
Broadcom Corp
Brooks Health Systems

Brown Shoe Co Inc
Brown-Forman -CL B
Brunswick Corp
Brunswick New Technologies
Bryant College
BSH Home Appliances Corp
Building Materials Hldg CP
Bunge
Burlington Northern Santa Fe
Burton Snowboards
BWXT Y-12
C H Robinson Worldwide Inc
C&D Technologies
C.H. Guenther & Son
CA Inc
Cablevision Systems
Cabot Corp
Cadbury-Schweppes North America
Cadmus Communications Corp
Caesars Entertainment Inc
Calibre Systems
Calif Institute of Technology
California Dental Association
Cameron International Corp
Campbell Soup
Capella Education Company
Capital Blue Cross
Capital Broadcasting — WRAL
Capital One Financial
Cardinal Health
Career Education Corp
Caremark Rx Inc
Cargill
Carlson Companies Inc
Carlson Systems Corp
Carpenter Technology Corp
Carter
Cash America International Inc
Cashco Inc
Casino Arizona
Caterpillar Inc
Catholic Healthcare West
CB Richard Ellis
CDI
CDM
CDW Corp
CEC Entertainment Inc
Cedar Rapids TV — KCRG
Celestica
Celgene
Cell Therapeutic
Cellstar Corp
Cendant Corp
Center for Creative Leadership
CenterPoint Energy
Cenveo Inc
Cephalon
Ceridian Corp
CFC International
CH2M Hill Companies Ltd
Chanel USA
Chaparrol Steel Company
Charlotte Mecklenburg Schools
Charming Shoppes
Charter Communications
Chase Paymentech Inc
CheckFree Corp
Chemtreat Inc
Chemtura Corporation
Chevron Corp
Chicago Mercantile Exchange
Chicago Transit Authority
Children’s Healthcare Atlanta
Chiron Corp
Choice Hotels International
CHS Inc
Chumash Casino
Church of Jesus Christ Latter Day Saints
Cigna
Cimarex Energy Co
Cincinnati Bell
Cingular Wireless
Cintas Corp
Circle K
Circuit City Stores Inc
Cisco Systems Inc
Citgo Petroleum
Citigroup
City of Charlotte
City of Denver
City of Houston
City of Las Vegas
City of Philadelphia
CKE Restaurants Inc
Clarian Health Partners
Clarke American Checks Inc
Clayton Homes Inc
Clear Channel Communications
Cleo Inc
Cleveland Clinic Foundation
ClientLogic
Clorox Co/DE
ClubCorp Inc
CNA
Coach
Cobank
Cobb County School District
Cobra Electronics Corporation
Coca Cola Bottling Co Cons
Coca-Cola Co
Coca-Cola Enterprises Inc
Colgate-Palmolive Co
Collins & Aikman Corp
Colonial Williamsburg Fdn
Columbia Sportswear
Comair
Comau Pico
Combe
Comcast Cable Communications
Comerica
Commerce Bancorp
Commerce Bancshares
Commercial Metals
CommScope Inc
Community Health Systems Inc
Community Hospitals Indianapolis
Compass Bancshares
Computer Sciences Corp
Computer Task Group
Compuware Corp
ConAgra Inc
ConnectiCare Inc
Connell
ConocoPhillips
Consol Energy Inc
Constellation Brands
Constellation Energy
Convergys
Con-Way Inc
Cooper Tire & Rubber Co
Copeland Corporation
Corn Products
Cornell University
Corning Inc
Cornwell Quality Tools Company
Corporate Express
Correctional Medical Services
Corrections Corp of America
Costco Wholesale Corp
Cott Systems Inc
Countrywide Financial
County of Kent — Michigan
County of Spotsylvania
Covance
Coventry Health Care Inc
Cox Enterprises
Cox Target Media
Cracker Barrel Old Country Store Inc
Crane Co
Crescent Healthcare Inc
Croda Inc
Cross County Automotive Svcs
Crown Castle
Crown Holdings
CSK Auto Corp
CSX
CTS Corporation
Cubic
Cullen/Frost Bankers
Culligan USA
Cummins Inc
CUNA Mutual
Cushman & Wakefield
CVS Pharmacy
Cytec Industries Inc
D & K Healthcare Resources Inc
Dade Behring Holdings Inc
DaimlerChrysler
Daiwa Securities America Inc
Dallas County
Dana Corp
Danaher Corp
Darden Restaurants Inc
Data Center Inc
Davita Inc
Day & Zimmermann Inc
Dayton Superior Corp
Dayton T Brown Inc
Dean Foods Co
Deere & Co
Dekalb Medical Center
Del Laboratories Inc
Del Monte Foods Co
Dell Inc
Delphi Corp
Delta Air Lines Inc
Deluxe Corporation
Dendrite International
Denny’s Inc
Denso Manufacturing MI Inc
Dentsply Internatl Inc
Department of Defense
Deseret Book Company
Deutsche Post AG
Devon Energy Corp
DeVry University
DFB Pharmaceuticals
Diageo North America
Dial Corp /New/
Dick’s Sporting Goods
Diebold Incorporated
Dillards Inc -CL A
Dimensions International
Directed Electronics Inc
Discover Financial Services
Discovery Communications
Dispatch Broadcast Group — WBNS
D-M-E Company
DMS Health Group
Dole Food Company Inc
Dollar General Corp
Dollar Tree Stores Inc
Dominion Resources
Donaldson Company Inc
Donnelley (R R) & Sons Co
Dover Corp
Dow Chemical
Dow Jones & Co Inc
DSM Engineering Plastics
DST Systems Inc
Duane Reade Inc
Dun & Bradstreet Corp
DuPont
Dura Automotive Sys -CL B
Dynea
Dynegy Inc
E J Brooks Company
E.ON US
E.W. Scripps
Eagle-Picher Industries
Earth Tech Inc
Earthlink Inc
Eastman Chemical Co
Eastman Kodak Co
Eaton Corp
Ebay Inc
Echostar Communications Corp
Ecolab Inc
Edison International
EDO Corporation
EDS
Educational Testing Service
Edwards Lifesciences
eFunds
EGL Inc
El Paso Corp
Elan Pharmaceuticals
Electronic Arts Inc
Electronic Data Systems Corp
Electronics Boutique Holdings Co
Eli Lily
Elsevier Science
EMC Corp/MA
Emcor Group Inc
Emdeon
Emergency Medical Services
Emerson Electric
Emory University
EnCana Oil & Gas USA
Encore Capital Group
Energizer Holdings Inc
Energy East
Engelhard Corp
EnPro Industries Inc
Entergy
Enterprise Prods Prtner -L P
Entertainment Publications
EOG Resources Inc
Episcopal Retirement Homes
Equifax
Equity Office Properties
Ergotron Inc
Erie Insurance
ESCO Technologies

ESRI
Esterline Technologies Corp
Etnyre International Ltd
Evening Post Publications — KOAA
EW Scripps -CL A
Exelon
Exempla Health Care Inc
Exide Technologies
Exotic Metals Forming Co LLC
Expeditors Intl Wash Inc
Experian
Express Scripts Inc
Expressjet Holdings Inc
Extendicare Health Services
ExxonMobile
Ezcorp
Fabri-Kal Corporation
Fairchild Controls
Fairchild Semiconductor Intl
Family Dollar Stores
Fannie Mae
FANUC Robotics America
Fargo Electronics
Federal Express Corporation
Federal Home Loan Bank of San Francisco
Federal Reserve Bank of Cleveland
Federal Reserve Bank of Dallas
Federal Reserve Bank of New York
Federal Reserve Bank of San Francisco
Federal Signal Corp
Federal-Mogul
Federated Department Stores
FedEx Ground
Ferguson Enterprises
FermiLab
Ferro Corp
Fidelity Investments
Fifth Third Bancorp
Fireman’s Fund Insurance
First Data Corp
FirstEnergy
Fiserv Inc
Fisher Scientific Intl Inc
Fleetwood Enterprises
Fleetwood Group
Flexible Steel Lacing Company
Florida Production Engineering
Flowserve Corp
Fluke
Fluor
FMC Corp
FMC Technologies Inc
Foamex International Inc
FONA International
Foot Locker Inc
Ford Motor Co
Forest Laboratories -CL A
Fort Dearborn Company
Fortune Brands Inc
Forum Communications — WDAY
Foseco Metallurgical Inc
Fossil Inc
Foundation Strategies
Fox Chase Cancer Center
FPL Group
Franklin Resources
Freddic Mac
Freds Inc
Freedom Communications
Freedom Communications — KFDM
Freedom Communications — WLAJ
Freedom Communications — WPEC
Freedom Communications — WRGB
Freedom Communications — WTVC
Freedom Communications — WWMT
Freeport-Mcmoran Cop&Gold
Freightliner
Fremont Investment & Loan
Friendly Ice Cream Corporation
Frontier Oil Corp
Fuller (H. B.) Co
Furniture Brands Intl Inc
G&K Services
Gannett Co
Gap Inc
Gartner
Gas Technology Institute
Gates
Gateway Inc
GATX Corp
Gaylord Entertainment
Geisinger Health System
Gencorp Inc
Genentech
General Cable Corp/DE
General Dynamics Corp
General Electric Co
General Mills Inc
General Motors Corp
Gentiva Health Services
Genuine Parts Co
Genzyme Corp
GEO Group
George Fisher Signet Inc
Georgia Gulf Corp
Georgia Merit System
Georgia-Pacific Corp
Gerdau Ameristeel
Gilead Sciences
Gillette Co
Girl Scouts — Great Rivers Council
GITI
GlaxoSmithKline
GMAC-RFG
Gold Eagle Co
Goodrich Corp
Goodyear Tire & Rubber Co
Goodys Family Clothing Inc
Gordon Food Services Inc
Gorton’s
Graco Inc
Grainger (W W) Inc
Grande Cheese Company
Great Lakes Chemical Corp
Great Western Drilling
Great-West Life Annuity
Greene Tweed & Company
Greif Inc -CL A
Grey Global Group Inc
Greyhound Lines Inc
Griffon Corp
Growmark Inc
Grubb & Ellis Company
GTECH
Guardian Life
Guidant Corp
Guideposts
Guitar Center Inc
H E Butt Grocery Company
H Lee Moffitt Cancer Center
H&R Block
H.B. Fuller
H.J. Heinz
Haemonetics
Hall County Government
Halliburton Co
Handleman Co
Hannaford Bros Co
Harcourt Education
Harley Davidson Inc
Harman International
Harman International Inds
Harrahs Entertainment Inc
Harris Bank
Harris Corp
Harris County Hosp District
Harris Enterprises
Harry Winston
Harsco
Hartford Financial Services
Harvard Vanguard Medical Assn
Harvey Industries
Hasbro Inc
Hawaiian Electric
Hawaiian Telecom
Haynes International Inc
Hazelden Foundation
HBCS
HBO
HCA Healthcare
HCA Inc
Health Care Services
Health Net
Health Partners
Hearst-Argyle Television
Heat Transfer Research Inc
Hendrick Medical Center
Hendrickson International
Herbalife International of America
Hercules Inc
Herman Miller
Hershey Co
Heshey Foods
Hess Corp
Hewlett-Packard Co
Hexcel
Hillenbrand Industries
Hilti Inc
Hilton Hotels Corporation
Hines Interests
Hitachi
HNI Corporation
HNTB
Hoffmann-La Roche
Holden Industries
Home Depot Inc
Honeywell International Inc
Horizon Blue Cross Blue Shield of New Jersey
Hormel Foods Corp
Houghton Mifflin
Hovnanian Enterprises
Howard Hughes Medical Inst
HQSI
HSBC North America
Hubbard Broadcasting
Hubbard Feeds Inc
Hubbell Inc -CL B
Hu-Friedy Manufacturing Co Inc
Humana Inc
Hunt (JB) Transprt Svcs Inc
Hunter Industries Incorporated
Huntington Bancshares
Hutchinson Technology Inc
Hyatt Corporation
Hyundai Motor America
IAC/InterActive
IBM
ICI Paints North America
IDACORP
IDEX
IKON Office Solutions
IMS Health
Independence Blue Cross
Indiana State Personnel Dept
IndyMac
Information Management Service
ING
Ingersoll-Rand
Ingram Book Company
Ingram Industries Inc
Ingram Micro Inc
INOVA Health Systems
Insight Enterprises Inc
Insurance Auto Auctions
Integrated Electrical Svcs
Intel Corp
InterContinental Hotels
International Dairy Queen Inc
International Flavors & Fragrances
International Game Technology
International Paper
International Truck & Engine
Interpublic Group of Cos
Interstate Bakeries Corp/DE/
Interstate Brands
INTL Business Machines Corp
Intuit Inc
Invacare Corp
Invensys
IOMA
Iron Mountain Inc
Irvine Company
Irving Oil
Irwin Financial
Isuzu Motors America Inc
Itochu International
ITT Industries Inc
Ivax Corp
J J Keller & Associates Inc
J R Simplot Company
J. Crew
J.C. Penney Company
J.M. Smucker
J.R. Simplot
Jabil Circuit Inc
Jack In The Box Inc
Jackson Hewitt Tax Svcs Inc
Jacobs Engineering Group Inc
James Hardie Bldg Products
Jarden
Jefferson Wells International
Jenkens & Gilchrist
Jet Blue Airways
Jim Beam Brands Company
JLT Services Corporation
JM Family Enterprises
Jo-Ann Stores Inc
John Crane Inc
John Hancock
John Wiley & Sons Inc
Johns-Manville
Johnson & Johnson
Johnson Controls Inc

Joint Commission on Accrediation of Healthcare Organizations
Jostens Inc
Journal Broadcast Group
Joy Global Inc
JPI Partners Inc
JSJ Corporation
Judicial Branch of CA
K Hovnanian Companies LLC
Kaiser Foundation Health Plan
Kalas Mfg Inc
Kaman Industrial Technologies
Kason Corporation
Katun Corporation
KB Home
Keihin Indiana Precision Tech
Kellogg Co
Kellwood Co
Kelly Services Inc
Kendle International
Kennametal Inc
Kerr-McGee
Kettering University
KeyCorp
Keystone Powdered Metal Co
Kimber Manufacturing Inc
Kimberly-Clark Corp
Kinder Morgan
Kindred Healthcare Inc
Kinetic Concepts Inc
Kinetico Inc
King Pharmaceuticals
Kinross Gold
Kiplinger
KLA-Tencor Corp
Knight-Ridder Inc
Koch Industries
Kohler
Kohl’s Corp
Kraft Foods
Kroger Co
Kum & Go LC
Kyocera America Inc
L L Bean Inc
L Perrigo Company
L-3 Communications Hldgs Inc
Lab Volt System
Labconco Corporation
Laboratory Cp of Amer Hldgs
Lafarge North America
Land O’Lakes
Landmark Communications — WTVF
Landstar System Inc
Lanier Worldwide Inc
Lantech.com
LaSalle Bank
Lauder Estee Cos Inc -CL A
LAUSD
Lawson Products
La-Z-Boy Inc
Lear Corp
Leggett & Platt Inc
Lennar Corp
Lennox International Inc
Leprino Foods
Lesco Inc
Levi Strauss
LexisNexis
Lexmark International
Liberty Diversified Industries
Liberty Mutual
LifeMasters Supported Selfcare Inc
Limited Brands Inc
Lincoln Center for the Performing Arts
Lincoln Financial
Linens N Things Inc
Lithia Motors Inc -CL A
Liz Claiborne Inc
Lockheed Martin Corp
Loews Corporation
Loma
Longs Drug Stores Corp
Lorillard
Louisiana-Pacific Corp
Louisville Corporate Services
Lowe’s Companies Inc
Lozier Corporation
LSI Logic Corp
Lubrizol Corp
Lucent Technologies Inc
Luck Stone Corp
Lutron Electronics
Luxottica Retail
Lyondell Chemical Co
M&T Bank
Magellan Health Services Inc
Magellan Midstream Partners
Magna Donnelly Corporation
Makino
Manitowoc Co
Mann+hummel USA Inc
Manor Care Inc
Manpower Inc/WI
Manship Stations — KRGV
Maple-Vail Book Mfg Group
Marathon Oil Corp
Maricopa County
Maricopa Integrated Health Syt
Maritz Inc
Marriott Intl Inc
Marsh & McLennan
Marshall & Ilsley
Marshfield Clinic
Marta
Martin Marietta Materials
Mary Kay Inc
Maryland Dept — Transportation
Masco Corp
Massachusetts Mutual
Massey Energy Co
Master Lock Company
MasterBrand Cabinets Inc
MasterCard
Mattel Inc
Maxtor Corp
May Department Stores Co
Mayo Clinic
Maytag Corporation
McClatchy
McDermott International Inc
Mcdonald’s Corp
MCG Health Inc
Mcgraw-Hill Companies
Mckesson Corp
McLane Company Inc
MDC Holdings Inc
MDS Laboratory Service
MDU Resources Group Inc
MeadWestvaco Corporation
Medaire Inc
Medco Health Solutions
Media General Inc
MedImmune
Medtronic Inc
Mellon Financial
Merck & Co
Mercury Insurance
Mercy Health Partners
Meredith
Merit Medical Systems
Meritage Homes Corp
Merrill Corporation
Merrill Lynch Private Client
Metaldyne
Metavante
Methode Electronics
Methodist Health Care System
MetLife
MetroPCS
Metropolitan Transit Authority
MGM Mirage
Miami Children’s Hospital
Michael Baker Corporation
Michaels Stores Inc
Michelin Tire Corporation
Microdynamics
Microflex Corporation
Micron Technology Inc
Microsoft
Mid Michigan Med Ctr — Midland
Middle East Television Network/Alhurra
Midwest Airlines
Midwest Research Institute
Mike Albert Leasing Inc
Milacron
Millennium Chemicals Inc
Millennium Pharmaceuticals
Millipore
Mine Safety Appliances Company
Mission Foods
Missouri Dept of Conservation
Missouri Dept Transportation
Mitretek Systems
Mitsubishi International Corp
Mitsui & Company U S A Inc
Mizuno USA Inc
Modine Manufacturing
Moen Inc
Mohawk Industries
Mohegan Sun Casino
Molex Inc
Molson Coors Brewing Co
Monaco Coach
Moody’s Corp
Morgan Murphy Stations — WISC
Motorola Inc
MPSI Systems Inc
MSC Industrial Direct
MSP Communications
MSX International
MTA Long Island Bus
MTD Products Inc
MTS Systems Corporation
Murphy Oil Corp
Mutual of Omaha
Mystic Lake Casino
Nalco
NASD
National Academies
National Auto Dealers Assn
National Fuel Gas Co
National Futures Association
National Geographic Society
National Semiconductor Corp
National Starch & Chemical
Nationwide Credit Inc
Nature’s Sunshine Products Inc
Navarre
Navistar International Corp
Navy Exchange Service Command
Navy Federal Credit Union
NBC Universal
NCCI Holdings
NCR Corp
Neighborcare Inc
Neiman Marcus Group Inc
Nestle USA
Neumann Homes
New Jersey Resources Corp
New York Life
New York Times
Newell Rubbermaid Inc
Newmont Mining Corp
Newsday Inc
NIBCO Inc
NICOR Inc
Nike Inc
Noranda Aluminum
Norcal Waste Systems Inc
Nordson Corporation
Nordstrom Inc
Norfolk Southern Corp
Nortel Networks
North American Lighting
North Oakland Medical Centers
Northeast Michigan Community
Northrop Grumman
Northwest Airlines
Northwestern Mutual
Norton Health Care
Nova Southeastern University
Novartis
Novartis Consumer Health
Novartis Pharmaceuticals
Novelis
Novo Nordisk Pharmaceuticals
NSC Pearson
NSTAR
Nuclear Management
Nucor Corp
Nvidia Corp
NVR Inc
Oakland County Road Commission
Occidental Petroleum Corp
Office Depot Inc
Officemax Inc
OGE Energy
Oglebay Norton Company
Ohio Casualty
Ohio State University
Oil-Dri Corporation of America
Olin Corp
OM Group Inc
Omnicare Inc
Omnova Solutions
Oncology Nursing Society
OneBeacon Insurance
Oneok Inc
Oracle Corp
Orange County Teachers’ Federal Credit Union
Orange County Transportation Authority
Orange Glo International
Orbital Science Corporation

Oregon Lottery
Oregon Steel Mills Corp Office
O’Reilly Automotive Inc
Organon
Oriental Trading Company
Oshkosh Truck Corporation
Osram Sylvania
Osteo Med
Our Lady of the Lake RMC
Outrigger Hotels & Resorts
Owens & Minor Inc
Owens Corning
Owens-Illinois
Oxford Health Plans Inc
Oxford Industries
Paccar Inc
Pacer International
Pacific Coast Bldg Products
Pacific Gas & Electric
Pacific Life
Packaging Corp of America
Packaging of America
Pall Corp
Palmetto Health Alliance
Panasonic
Panasonic of North America
Panduit Corporation
Pantry Inc
Papa Johns
Papa John’s International
Par Pharmaceutical
Parker Hannifin
Parsons
Pathmark Stores Inc
Patterson Companies Inc
Payless Shoesource Inc
PC Connection Inc
Peabody Energy Corp
Pearson Education
Pegasus Solutions Inc
Penauille Servisair
Penda Corporation
Penn State Hershey Medical Ctr
Pentair Inc
People’s Bank
Peoples Energy Corporation
Pep Boys-Manny Moe & Jack
Pepco Holdings
Pepsi Bottling Group Inc
PepsiAmericas
PepsiCo
Performance Food Group Co
Pergo Inc
PerkinElmer
Pernod Richard USA
Perot Systems Corp
Perry Equipment Corporation
Petco Animal Supplies Inc
Petroleum Helicopters Inc
Petsmart Inc
Pfizer Inc
PGT Industries
Pharmavite LLC
Pharmion
Phelps Dodge Corporation
PHH Arval
Philip Services Corp
Philips Electronics North America
Phillips Corporation
Phillips Plastics Corporation
Phillips-Van Heusen Corp
Phoenix Companies
Pier 1 Imports Inc/DE
Pilgrim’s Pride Corp
Pilot Corporation America
Ping Inc
Pitney Bowes
PJM Interconnection
Plexus Corp
Plum Creek Timber Co Inc
Plymouth Rock Assurance
Plymouth Tube
PM Company
PMI Group
PNC Financial Services
PNM Resources
Polaris Industries Inc
Policy Studies Inc
Polo Ralph Lauren Cp -CL A
Polymer Inc
Polyone Corp
Popular
Port of Portland
Potlatch Corp
PPG Industries Inc
PPL
PRA Inter national
Praxair Inc
Prayon Inc
Precision Castparts Corp
Preformed Line Products Co
Premcor Inc
Premier Inc
Prestolite Wire Corporation
Pride International Inc
Prince William Hospital
Principal Financial
Priority Healthcare Corp
Procter & Gamble Co
Progressive
Project Management Institute
ProQuest
Protection One
Prudential Financial
Psychotherapeutic Services
Publix Super Markets Inc
Puget Energy
Pulte Homes Inc
Purdue Pharma
Pure Fishing America
QLT
Quadion Corporation
Qualcomm Inc
Qualex Inc
Quest Diagnostics Inc
Questar Corp
Quintiles
Quorum Health Resources
QVC Inc
Qwest Communications
R L Polk & Company
Radioshack Corp
Ralcorp Holdings
Raley’s Superstores
Rapidigm
Raytheon
RBC Dain Rauscher
REA Magnet Wire Company Inc
Readers Digest Assn
Recon Optical Inc
Red Wing Shoe Co
Redcats USA
Reebok International Ltd
Reed Business Information
Reed Elsevier
Reed Exhibitions
Regal-Beloit
Regis Corp/MN
Remy International Inc
Renaissance Learning Inc
Research Triangle Institute
Reuters America
Revlon
Rexel Inc
Reynolds American
Reynolds and Reynolds
RI Office of Personnel Admin
Rice University
Rich Products Corporation
Ricoh Electronics Inc
Rimage Corporation
Rinker Materials
Rio Tinto
RISO
Rite — Hite Corporation
Rite Aid Corp
Robert Bosch
Robert Half International
Robert Harris Homes
Roche Diagnostics
Roche Palo Alto
Rock-Tenn Co
Rockwell Automation
Rockwell Collins Inc
Rohm and Haas Co
Rollins Inc
Rolls-Royce North America
Ross Stores Inc
Round Table Pizza Inc
RoundAbout Theatre Company
RPM International Inc
RR Donnelley & Sons Company
RSC Equipment Rental
RSM McGladrey
Russell Corporation
Rutgers University
Ryder System Inc
S&C Electric Company
S.C. Johnson
Sabre
Safeco
Safeguard Scientifics Inc
Safelite Group
Safety-Kleen Holdco
Safeway Inc
Safilo USA
Sage Publications Inc
Sage Software Inc
Sakura Finetek USA Inc
Sally Beauty Company
Samuel Roberts Noble Foundation
Sanmina-SCI Corp
Sanofi-Aventis
Sara Lee Corp
Sargent Fletcher Inc
Sarkes Tarzian — KTVN
Sarkes Tarzian — WRCB
SAS Institute Inc
Sauer-Danfoss Inc
Scana
Schaller Anderson Inc
Schaumburg Township District Library
Schein Henry Inc
Schering-Plough
Schneider Electric
Schneider National Inc
Scholastic Corp
School Employees Retirement
Schreiber Foods Inc
Schurz — KYTV
Schurz — WAGT
Schwan Food Company
Science Applications International
Scottish & Newcastle Importers
Scotts Miracle-Gro
Seagate Technology
Sealed Air Corp
Sealy Corp
Sears Roebuck & Co
Seattle Times
Securian Financial Group
Security Benefit Group of Companies
Sempra Energy
Sencorp
Sensata Technologies
Sentara Healthcare
Sentry Group
Sequa Corp -CL A
Service Corp International
Service Master
Seventh Generation
Shands HealthCare
Shaw Group Inc
Shell Oil
Sherwin-Williams Co
Shopko Stores Inc
Shriners Hospital for Children
Siemens
Sierra Health Services
Sigma-Aldrich
Sigma-Aldrich Corp
Simon Property Group Inc
Simpson Housing Ltd
Sinclair Broadcast Group
Sirius Satellite Radio
Sirva Inc
SJE-Rhombus
SLM
Smith (A O) Corp
Smithfield Foods Inc
Smucker (JM) Co
Smurfit Stone Corporation
Snap-On Inc
Sodexho
Sofa Express
Solectron Corp
Solo Cup Company
Solutia Inc
Solvay America
Solv ay Pharmaceuticals
Sonic Automotive Inc -CL A
Sonoco Products Co
Sony Corporation of America
Sony Electronics
Sony Ericsson Mobile Communications
South Jersey Gas Company
Southco Inc
Southeastern Freight Lines
Southern Union Company
Southwest Airlines
Southwest Gas Corporation
Sovereign Bancorp
Space Telescope Science Inst
Spansion

Sparrow Health System
Spartan Stores Inc
Spherion Corp
Sports Authority
Springs Global US Inc
Sprint Nextel
SRAM
SRS Technologies
St Agnes Medical Center
St Cloud Hospital
St Joseph Health System
St Jude Childrens Resch Hosp
St Louis County Government
St Mary’s Hospital
St. Jude Medical
St. Lawrence Cement
St. Paul Travelers
Stampin’ Up!
Stanadyne Corporation
Standard Pacific Homes
Standard Register
Stanford Hospital & Clinic
Stanley Works
Staples Inc
Starbucks Corp
Starwood Hotels & Resorts Wrld
State Corporation Commission
State Farm Insurance
State of Idaho
State of Ohio — Human Resources Dept
State of Oregon
State Street
Steelcase
Stein Mart Inc
Sterilite Corporation
Steris
STP Nuclear Operating
Strattec Security Corp
String Letter Publishing
Stryker Corp
Subaru of Indiana Automotive
Sun Healthcare Group Inc
Sun Life Financial
Sun Microsystems Inc
Sunbeam Television — WHDH
Sundt Companies
Sungard Data Systems Inc
Sunoco Inc
SunTrust Banks
Supervalu Inc
SVB Financial
Sverdrup Technology Inc
Swift & Company
Swift Transportation Co Inc
Sybron Dental Specialties
Sykes Enterprises
Symantec Corp
Symbol Technologies
Syngenta
Synovate
Sysco Corp
Systemax Inc
T D Williamson Inc
Takeda Pharmaceuticals
Tanner Company
TAP Pharmaceuticals
Target Corp
Tastefully Simple
Taubman Centers
Tech Data Corp
TechTeam Global Inc
TECO Energy
Tecolote Research Inc
Teepak Inc
Teledyne Brown Engineering
Teleflex Inc
Temple-Inland Inc
Tenet Healthcare Systems
Tenneco Inc
Terex
Tesoro Corp
Texas A & M University System
Texas Air Composites
Texas Capital Bank
Texas Industries Inc
Texas Instruments Inc
Texas State Univ San Marcos
Textron Inc
The Actors Fund of America
The Antioch Company
The Auto Club Group
The Body Shop
The Cleveland Museum of Art
The CNA Corporation
The Colman Group Inc
The Gannett Company
The Holland Group Inc
The Irvine Company
The J M Smucker Company
The Jackson Laboratory
The John H Harland Company
The Lamson & Sessions Company
The Marcus Corporation
The Mark Travel Corp
The Nordam Group
The Pampered Chef
The Salk Institute
The Scooter Store
The Topps Company Inc
The Toro Company
The Valspar Corporation
Thermo Electron Corp
Thomas & Betts
Thomas Jefferson National Accelerator Facility
Thomson Financial Services
Thomson Learning
Thomson Legal and Regulatory
Thomson Scientific & Healthcare
Thrivent Financial for Lutherans
TIAA-Cref
Tiffany & Co
Time Warner Cable
Timet
Timken Co
Titan Corp
TJX Companies Inc
Toll Brothers Inc
Toray Composites America Inc
Toshiba America Medical Sys
Tower Automotive Inc
Toyota Boshoku America
Toyota Technical Center
Toys R Us Inc
Tractor Supply Co
Trammell Crow Company
Trans Union LLC
Trans World Entmt Corp
Transco Inc
Travis County
Treasure Island Resort&Casino
Tremco Inc
Trex
Triad Hospitals Inc
Tribune Co
Trinity Consultants Inc
Trinity Health
Trinity Industries
Triwest Healthcare Alliance
True Value Hardware
Tupperware Corporation
Turner Broadcasting System Inc
Twin Cities Public Television — TPT
TXU
Tyco Electronics
U.S. Bancorp
UCB
UGI Corp
UMDNJ-University Hospital
Underwriters Laboratories Inc
Unilever United States
Union Bank of California
Union Beverage Company
Union Pacific Corp
Unisource Worldwide
Unisys Corp
United Airlines
United Cerebral Palsy Assn
United HealthCare Corporation
United Natural Foods Inc
United Parcel Service Inc
United Rentals
United States Cellular
United States Steel Corp
United Stationers Inc
United Technologies Corp
United Water Resources
UnitedHealth
Univeral Underwriters Group
Universal Corp/VA
Universal Health Svcs -CL B
Universal Instruments Corp
Universal Lighting Technology
Universal Orlando
Universal Weather & Aviation
University Health System
University of Akron
University of California at Berkeley
University of Chicago
University of Houston
University of Kansas Hospital
University of Miami
University of Michigan
University of Minnesota
University of Missouri
University of Pennsylvania
University of St Thomas
University of Virginia
University of Wisconsin Medical
  Foundation
University Physicians Inc
Univision Communications
UnumProvident
Upper Deck
Urban Innovations
URS Corp
US Airways Group Inc
US Investigations Services
USAA
USEC Inc
USG
USRA
UST Inc
UT Southwestern Medical Center
Utah Transit Authority
V S E Corporation
Valero Energy Corp
Valspar Corp
Van Andel Institute
Vanguard
Vanguard Health Systems Inc
Venturedyne Ltd
Verde Realty
Verispan LLC
Verizon
Verizon Wireless
Vertex Pharmaceuticals
Vetco Gray Inc
VF Corporation — Services
Via Christi Health System
Viacom
Visa International
Visa USA
Vistar
Visteon Corp
VNU Business Media
Vulcan Materials Co
W R Grace & Company
Wachovia
Walgreen Co
Wal-Mart Stores
Walt Disney
Walter Industries Inc
Warnaco Group Inc
Washington Closure Hanford
Washington Group International
Washington Mutual
Washington Post
Washington Savannah River Co
Waste Management
Waterloo Industries Inc
Watson Pharmaceuticals Inc
Wawa Inc
Wayne Memorial Hospital
WCI Communities Inc
Webster Bank
Wellcare Health Plans
Wellchoice Inc
Wellpoint Inc
Wells Blue Bunny
Wells’ Dairy
Wells Fargo
Wendy’s International Inc
Werner Enterprises Inc
Wesco Intl Inc
West Penn Allegheny Health Sys
Western Digital Corp
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ANNUAL MEETING OF STOCKHOLDERS OF
Covanta Holding Corporation
May 6, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders
are available at www.covantaholding.com/annualmeeting.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■	21003003000000000000 7	050610

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The Board of Directors recommend a vote “FOR” the election of the listed nominees as Directors.
NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	David M. Barse Ronald J. Broglio

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Peter C.B. Bynoe
		¡	Linda J. Fisher
		¡	Joseph M. Holsten
☐	FOR ALL EXCEPT (See instructions below)	¡	Anthony J. Orlando
		¡	William C. Pate
		¡	Robert S. Silberman
		¡	Jean Smith
		¡	Samuel Zell

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

The Board of Directors recommend a vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as Covanta Holding Corporation’s independent registered public accountants for the 2010 fiscal year.	☐	☐	☐

The Board of Directors recommend a vote “AGAINST” Proposal 3.

		FOR	AGAINST	ABSTAIN
3.	Stockholder proposal to amend the Equity Award Plan for Employees and Officers.	☐	☐	☐

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ANNUAL MEETING OF STOCKHOLDERS OF
Covanta Holding Corporation
May 6, 2010

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from countries outside the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON – You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available at www.covantaholding.com/annualmeeting.
ê Please detach along perforated line and mail in the envelope provided. ê

■	21003003000000000000 7	050610

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The Board of Directors recommend a vote “FOR” the election of the listed nominees as Directors.
NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	David M. Barse Ronald J. Broglio

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Peter C.B. Bynoe
		¡	Linda J. Fisher
		¡	Joseph M. Holsten
☐	FOR ALL EXCEPT (See instructions below)	¡	Anthony J. Orlando
		¡	William C. Pate
		¡	Robert S. Silberman
		¡	Jean Smith
		¡	Samuel Zell

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

The Board of Directors recommend a vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as Covanta Holding Corporation’s independent registered public accountants for the 2010 fiscal year.	☐	☐	☐

The Board of Directors recommend a vote “AGAINST” Proposal 3.

		FOR	AGAINST	ABSTAIN
3.	Stockholder proposal to amend the Equity Award Plan for Employees and Officers.	☐	☐	☐

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

0	■
COVANTA HOLDING CORPORATION
Proxy for Annual Meeting of Stockholders Solicited on Behalf of the Board of Directors
     The undersigned stockholder of Covanta Holding Corporation, a Delaware corporation (the “Company”), hereby appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 6, 2010, at 11:00 A.M., Eastern Daylight Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.
     The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director as described in the Proxy Statement, “FOR” Proposal 2 and “AGAINST” Proposal 3 listed on this proxy and as described in the Proxy Statement. The proxy holders are authorized to vote in their discretion on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

■	14475	■